Filed Pursuant to Rule 424(b)(2)
Registration No. 333-287053

SUBJECT TO COMPLETION, DATED MARCH 5, 2026

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated May 7, 2025)

First Horizon Corporation

Depositary Shares
Each Representing 1/4,000th Interest in a Share of
Non-Cumulative Perpetual Preferred Stock, Series H

Each of the          depositary shares offered hereby represents a 1/4,000th ownership interest in a share of Non-Cumulative Perpetual Preferred Stock, Series H (the “Series H Preferred Stock”), $100,000 liquidation preference per share (equivalent to $25 per depositary share), of First Horizon Corporation, deposited with Equiniti Trust Company, LLC, as depositary. The depositary shares are evidenced by depositary receipts. As a holder of depositary shares, you are entitled to all proportional rights and preferences of the Series H Preferred Stock (including dividend, voting, redemption and liquidation rights). You must exercise such rights through the depositary.

Holders of Series H Preferred Stock will be entitled to receive dividend payments only when, as and if declared by our board of directors and to the extent that we have legally available funds to pay dividends. Any such dividends will be payable from the date of original issue, in arrears on each January 10, April 10, July 10 and October 10, commencing July 10, 2026, at a rate per annum equal to           %. Payment of dividends on the Series H Preferred Stock is subject to certain legal, regulatory and other restrictions as described elsewhere in this prospectus supplement.

Dividends on the Series H Preferred Stock will not be cumulative. This means that if we do not declare a dividend on the Series H Preferred Stock for any dividend payment date, then that dividend will not accrue or be payable. In other words, if we have not declared a dividend before the dividend payment date for any dividend period, we will have no obligation to pay dividends for that dividend period, whether or not dividends on the Series H Preferred Stock are declared for any future dividend period.

We may, at our option, redeem the Series H Preferred Stock (i) in whole or in part, from time to time, on any dividend payment date on or after April 10, 2031 or (ii) in whole, but not in part, at any time within 90 days of a Regulatory Capital Event, as described herein, in each case at a redemption price equal to $100,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends.

The Series H Preferred Stock will not have voting rights, except as set forth under “Description of the Series H Preferred Stock—Voting Rights” beginning on page S-19.

Application will be made to list the depositary shares on the New York Stock Exchange under the symbol “FHN PrH”. If the application is approved, trading of the depositary shares on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the depositary shares.

Neither the Series H Preferred Stock nor the depositary shares are savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries, and will not be insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Investing in the depositary shares involves a high degree of risk. Before buying any shares, you should read the discussion of risks of investing in our depositary shares in “Risk Factors” beginning on page S-5 of this prospectus supplement.

None of the Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any other regulatory body has approved or disapproved these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Depositary Share	Total
Public offering price	$	$
Underwriting discount(1)	$	$
Proceeds, before expenses, to us	$	$

____________

(1)	Reflects depositary shares sold to institutional investors, for which the underwriters received an underwriting discount of $ per depositary share, and depositary shares sold to retail investors, for which the underwriters received an underwriting discount of $ per depositary share.

The underwriters may also purchase up to an additional              depositary shares from us at the public offering price, less the underwriting discount payable by us, within 30 days from the date of this prospectus supplement solely to cover over allotments. If the underwriters exercise the option in full, assuming all such shares are sold to retail investors, the total underwriting discount will be $              , and the total proceeds, before expenses, to us will be $              .

The underwriters are offering the depositary shares as set forth under “Underwriting.” The underwriters expect to deliver the depositary shares in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., against payment on or about           , 2026.

Joint Book-Running Managers

Morgan Stanley	Citigroup	J.P. Morgan	RBC Capital Markets	UBS Investment Bank

Prospectus Supplement dated March           , 2026

TABLE OF CONTENTS

Prospectus Supplement

We have provided only the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. Neither we nor any underwriter has authorized anyone to provide information different from that contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. Neither the delivery of this prospectus supplement nor sale of depositary shares means that information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference therein is correct after their respective dates. We and the underwriters are offering to sell, and seeking offers to buy, the depositary shares only in jurisdictions in which such offers and sales are permitted. This prospectus supplement and the accompanying prospectus are not an offer to sell or solicitation of an offer to buy depositary shares in any circumstances under which the offer or solicitation is unlawful.

S-i

About This Prospectus Supplement

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which contains more general information. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the headings “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

The information in this prospectus supplement, the accompanying prospectus and any supplement or addendum, including any documents incorporated by reference therein, is accurate only as of the dates thereof, regardless of the time of delivery of this prospectus supplement or any such supplement or addendum or the time of any sale of the depositary shares. Our financial condition, liquidity, results of operations, business and prospects may have changed, perhaps materially, since any such date.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “First Horizon”, “we”, “us”, “our”, or similar references mean First Horizon Corporation and includes its subsidiaries and affiliates.

S-ii

Cautionary Note Regarding Forward-Looking Statements

This prospectus supplement, the accompanying prospectus and any amendment or addendum, including materials incorporated by reference therein, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to our beliefs, plans, goals, expectations, and estimates. Forward-looking statements are not a representation of historical information, but instead pertain to future operations, strategies, financial results or other developments. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should,” “is likely,” “will,” “going forward,” and other similar expressions that indicate future events and trends.

Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, operational, economic and competitive uncertainties and contingencies, many of which are beyond our control, and many of which, with respect to future business decisions and actions (including acquisitions and divestitures), are subject to change and could cause our actual future results and outcomes to differ materially from those contemplated by forward-looking statements or historical performance. While there is no assurance that any list of uncertainties and contingencies is complete, examples of factors which could cause actual results to differ from those contemplated by forward-looking statements or historical performance include: global, national, and local economic and business conditions, including economic recession or depression; the stability or volatility of values and activity in the residential housing and commercial real estate markets; expectations of and actual timing and amount of interest rate movements, including the slope and shape of the yield curve, which can have a significant impact on a financial services institution; market and monetary fluctuations, including fluctuations in mortgage markets; the financial condition of borrowers and other counterparties; the financial condition and stability of major financial and market participants, including private financial institutions as well as governments and governmental agencies; competition within and outside the financial services industry; the occurrence of natural or man-made disasters, pandemics, conflicts, or terrorist attacks, or other adverse external events; effectiveness and cost-efficiency of our hedging practices; fraud, theft, or other incursions through conventional, electronic, or other means directly or indirectly affecting us or our clients, business counterparties or competitors; the ability to adapt products and services to changing industry standards and client preferences; risks inherent in originating, selling, servicing, and holding loans and loan-based assets, including prepayment risks, pricing concessions, fluctuation in U.S. housing and other real estate prices, fluctuation of collateral values, and changes in client profiles; changes in the regulation of the U.S. financial services industry; changes in laws, regulations, and administrative actions, including executive orders, whether or not specific to the financial services industry; changes in trade policies, including the imposition of tariffs and retaliatory responses, potential claims alleging mortgage servicing failures, individually, on a class basis, or as master servicer of securitized loans; potential claims relating to participation in government programs, especially lending or other financial services programs; changes in accounting policies, standards, and interpretations; evolving capital and liquidity standards under applicable regulatory rules; accounting policies and processes that require management to make estimates about matters that are uncertain; and other factors that may affect our future results.

Any forward-looking statements made by us or on our behalf speak only as of the date on which they were made, and we assume no obligation to update or revise any forward-looking statements that are made in this prospectus supplement, the accompanying prospectus or any amendment or addendum or in any other statement, release, report, or filing from time to time. Actual results could differ and expectations could change, possibly materially, because of one or more factors, including those factors listed above, or in material incorporated by reference into this prospectus supplement, the accompanying prospectus or any amendment or addendum. In evaluating forward-looking statements and assessing our prospectus, you should carefully consider the factors mentioned above along with the additional factors described under “Risk Factors” in this prospectus supplement and discussed in Items 1, 1A and 7 in First Horizon’s Annual Report on Form 10-K for the year ended December 31, 2025, among others. You should also consult any further disclosures of a forward-looking nature in any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

S-iii

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” into this prospectus supplement the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any documents we file with the SEC after the date of this prospectus supplement under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, and before the date that the offering of securities by means of this prospectus supplement is completed (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Annual Report on Form 10-K for the year ended December 31, 2025 (File No. 001-15185).

•	The information from the Definitive Proxy Statement on Schedule 14A filed with the SEC on March 17, 2025 specifically incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2024. (File No. 001-15185).

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been incorporated by reference into this prospectus supplement excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from Mike Sarinoglu, 165 Madison Avenue, Memphis, Tennessee 38103, telephone 901-523-4444, or you may obtain them from First Horizon Corporation’s corporate website at www.FirstHorizon.com. Except for the documents specifically incorporated by reference into this prospectus supplement, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus supplement. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

We have provided only the information incorporated by reference or presented in this prospectus supplement and the accompanying prospectus. Neither we, nor any underwriters, dealers or agents, have authorized anyone else to provide you with different information.

S-iv

Summary

This summary highlights certain material information contained elsewhere, or incorporated by reference in this prospectus supplement and in the accompanying prospectus. Because this is a summary, it may not contain all of the information that is important to you when deciding whether to invest in our depositary shares. Therefore, you should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference in this prospectus supplement and in the accompanying prospectus under “Incorporation of Certain Information by Reference”, before investing. You should pay special attention to the information under “Risk Factors” as well as the financial statements and related notes in First Horizon’s Annual Report on Form 10-K for the year ended December 31, 2025.

First Horizon

Our Business

First Horizon Corporation is a Tennessee corporation, incorporated in 1968 and headquartered in Memphis, Tennessee. First Horizon Corporation is registered as a bank holding company and has elected to be treated as a financial holding company. At December 31, 2025, First Horizon had total consolidated assets of $84 billion.

First Horizon provides commercial, private banking, consumer, small business, wealth and trust management, retail brokerage, capital markets, fixed income, and mortgage banking services principally through its wholly-owned subsidiary, First Horizon Bank (the “Bank”). Founded in 1864 as First National Bank of Memphis, the Bank is a Tennessee banking corporation headquartered in Memphis, Tennessee. At December 31, 2025, the Bank had $84 billion in total assets, $68 billion in total deposits, and $64 billion in total loans (including certain leases, before considering the allowance for loan and lease losses).

In addition to the Bank, as of December 31, 2025, First Horizon’s consolidated operating subsidiaries include, but are not limited to: two subsidiaries which are registered with the SEC as investment advisors; two subsidiaries which are registered with the SEC as broker-dealers; and three subsidiaries which are licensed as insurance agencies.

At December 31, 2025, First Horizon had over 450 business locations in 23 U.S. states, excluding off-premises ATMs. Most of those locations (412) were banking centers located in southern states, including Tennessee (137), North Carolina (78), Florida (74), and Louisiana (55).

The principal business offices of First Horizon are located at 165 Madison Avenue, Memphis, Tennessee 38103 and its telephone number is 901-523-4444. First Horizon’s internet address is www.FirstHorizon.com. Information contained on or accessible from our website is not incorporated into this prospectus supplement and does not constitute a part of this prospectus supplement.

Risk Factors

An investment in the depositary shares involves certain risks. You should carefully consider the risks described under “Risk Factors” beginning on page S-5 of this prospectus supplement, under the caption “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, as well as other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus before making an investment decision.

S-1

Summary of the Offering

Issuer	First Horizon Corporation
Securities Offered	depositary shares ( depositary shares if the underwriters exercise in full their over-allotment option to purchase additional depositary shares), each representing a 1/4,000th interest in a share of Series H Preferred Stock, with a liquidation preference of $100,000 per share (equivalent to $25 per depositary share), of First Horizon Corporation. Each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of the Series H Preferred Stock represented by such depositary share, to all rights and preferences of the Series H Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

We may from time to time elect to issue additional depositary shares representing additional shares of the Series H Preferred Stock, and all such additional shares will be deemed to form a single series with the shares of Series H Preferred Stock represented by the depositary shares offered hereby.
Dividends	Dividends on the Series H Preferred Stock, only when, as and if declared by our board of directors, will accrue and be payable on the liquidation amount of $100,000 per share of the Series H Preferred Stock (equivalent to $25 per depositary share) at % per annum, on each dividend payment date.

Dividends on shares of the Series H Preferred Stock will not be cumulative and will not be mandatory. If for any reason our board of directors does not declare a dividend on the Series H Preferred Stock in respect of a dividend period (as defined under “Description of the Series H Preferred Stock—Dividends”), then no dividend will be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date, or accumulate, and we will have no obligation to pay any dividend for that dividend period, whether or not dividends on the Series H Preferred Stock or any other series of preferred stock or on our common stock are declared for any future dividend period.
Dividend Payment Dates	Each January 10, April 10, July 10 and October 10, commencing July 10, 2026. If any such date falls on a day that is not a business day, any dividend otherwise payable on such date will be paid on the following business day, without interest or adjustment.
Redemption	The Series H Preferred Stock is perpetual and has no maturity date. We may, at our option, redeem the shares of the Series H Preferred Stock (i) in whole or in part, from time to time, on any dividend payment date on or after April 10, 2031 or (ii) in whole, but not in
S-2

part, at any time within 90 days following a Regulatory Capital Event (as defined under “Description of the Series H Preferred Stock— Redemption”), at a redemption price equal to $100,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends.

Neither the holders of the Series H Preferred Stock nor holders of the depositary shares will have the right to require the redemption or repurchase of the Series H Preferred Stock.

Redemption of the Series H Preferred Stock is subject to certain contractual, legal, regulatory and other restrictions described under “Description of the Series H Preferred Stock—Redemption” below.
Liquidation Rights	Upon our voluntary or involuntary liquidation, dissolution or winding-up, holders of depositary shares representing the shares of the Series H Preferred Stock are entitled to receive out of our assets that are available for distribution to shareholders, before any distribution is made to holders of common stock or any other stock ranking, as to that liquidating distribution, junior to the Series H Preferred Stock, a liquidating distribution in the amount of $100,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without regard for any undeclared dividends. Distributions will be made pro rata as to the shares of Series H Preferred Stock and any other stock ranking as to such liquidating distribution on a parity with the Series H Preferred Stock and only to the extent of our assets, if any, that are available after satisfaction of all liabilities to creditors and, if any, all series of preferred stock ranking senior to the Series H Preferred Stock with respect to the payment of liquidating distributions.
Voting Rights	None, except with respect to certain changes in the terms of the Series H Preferred Stock, in the case of certain dividend non-payments, mergers or consolidations and as otherwise required by applicable law. See “Description of the Series H Preferred Stock—Voting Rights” below. Holders of depositary shares must act through the depositary to exercise any voting rights, as described under “Description of the Depositary Shares—Voting the Series H Preferred Stock” below.
Maturity	The Series H Preferred Stock does not have any maturity date, and we are not required to redeem the Series H Preferred Stock. Accordingly, the Series H Preferred Stock will remain outstanding indefinitely, unless and until we decide to redeem it and, if then
S-3

required, we receive prior approval of the Federal Reserve to do so.
Preemptive and Conversion Rights	None.
Listing	We intend to apply to list the depositary shares representing the shares of Series H Preferred Stock on the New York Stock Exchange under the trading symbol “FHN PrH.”
Tax Consequences	If you are a United States holder (as defined in “Material United States Federal Income Tax Consequences”) that is a corporation, dividends paid to you will be eligible for the dividends-received deduction if you meet certain holding period and other applicable requirements. If you are a noncorporate United States holder, dividends paid to you will qualify for taxation at preferential rates applicable to “qualified dividends” if you meet certain holding period and other applicable requirements. If you are a Non-United States holder (as defined in “Material United States Federal Income Tax Consequences”), dividends paid to you with respect to the Series H Preferred Stock (including any redemption treated as a dividend for United States federal income tax purposes as discussed under “Material United States Federal Income Tax Consequences—United States Holders—Redemption of the Series H Preferred Stock”) will generally be subject to United States federal withholding tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. For further discussion of the tax consequences relating to the Series H Preferred Stock, see “Material United States Federal Income Tax Consequences.”
Use of Proceeds	We expect to receive net proceeds from the sales of the depositary shares, after giving effect to the underwriting discount and estimated offering expenses, of approximately $ (or approximately $ if the underwriters exercise their option to purchase additional depositary shares in full). We intend to use the net proceeds from the sales of the depositary shares for general corporate purposes. See “Use of Proceeds.”
Depositary, Transfer Agent & Registrar	Equiniti Trust Company, LLC
S-4

Risk Factors

An investment in depositary shares involves certain risks. You should carefully consider the risks described below and in the “Risk Factors” included in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025, as well as other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus before making an investment decision.

Risks Relating to First Horizon

Under the caption “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025, we have described a number of important factors that could materially impact our business, future results of operations and future cash flow. They include traditional competition risks, risks related to our strategic objectives, risks from industry disruption, operational risks, cybersecurity risks, risks from economic downturns and changes, risks associated with monetary events, credit risks, regulatory, legislative and legal risks, geographic risks, insurance risks, liquidity and funding risks, risks related to credit ratings, interest rate and yield curve risks, asset inventories and market risks, mortgage business risks, accounting risks and risks related to share ownership and governance. Investors should review and carefully consider these factors, as well as the factors described below, before deciding to invest in our depositary shares.

Risks Relating to the Depositary Shares

You are making an investment decision with regard to the depositary shares as well as the Series H Preferred Stock.

As described in this prospectus supplement and the accompanying prospectus, we are issuing depositary shares representing fractional interests in shares of Series H Preferred Stock. Accordingly, the depositary will rely on the payments it receives on the Series H Preferred Stock to fund all payments on the depositary shares. You should carefully review the information in this prospectus supplement and the accompanying prospectus regarding both of these securities before making an investment decision.

The Series H Preferred Stock is equity and is subordinate to our existing and future indebtedness.

Shares of the Series H Preferred Stock are equity interests in First Horizon and do not constitute indebtedness. As such, shares of the Series H Preferred Stock will rank junior to all indebtedness and other non-equity claims on us with respect to assets available to satisfy claims on us, including in our liquidation. As of December 31, 2025, our term borrowings, on a consolidated basis, was approximately $1.3 billion, and we may incur additional indebtedness in the future. Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of preferred stock like the Series H Preferred Stock, dividends are payable only if declared by our board of directors, do not accumulate if they are not declared, may only be paid out of funds legally available under applicable law and there is no maturity date.

Also, as a bank holding company, our ability to declare and pay dividends is dependent on certain federal regulatory considerations, and we may not redeem or repurchase Series H Preferred Stock without the approval of the Federal Reserve. We have issued and outstanding debt securities under which we may defer interest payments from time to time, but in that case we would not be permitted to pay dividends on any of our capital stock, including the Series H Preferred Stock, during the deferral period. Because dividends on the Series H Preferred Stock are non-cumulative, any dividends not paid during a deferral period with respect to any such debt securities will not become payable upon the conclusion of, or any time after, such deferral period.

If we are deferring payments on our outstanding junior subordinated debentures or are in default under the indentures governing those debentures, we will be prohibited from making distributions on or redeeming the Series H Preferred Stock.

The terms of our outstanding junior subordinated debentures prohibit us from declaring or paying any dividends or distributions on the Series H Preferred Stock, or redeeming, purchasing, acquiring or making a

S-5

liquidation payment with respect to the Series H Preferred Stock, if we are aware of any event that would be an event of default under the indentures governing those junior subordinated debentures or at any time when we have deferred interest thereunder.

Additional issuances of depositary shares, preferred stock or securities convertible into preferred stock may dilute existing holders of the depositary shares.

We may, in the future, determine that it is advisable, or we may encounter circumstances where we determine it is necessary, to issue additional depositary shares, shares of preferred stock, securities convertible into, exchangeable for or that represent an interest in preferred stock, or preferred stock-equivalent securities. Our board of directors is authorized to cause us to issue one or more classes or series of preferred stock from time to time without any action on the part of the shareholders, including issuing additional shares of the Series H Preferred Stock or additional depositary shares. Our board of directors also has the power, without shareholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting and dividend rights. The market price of the depositary shares could decline as a result of these other offerings, as well as other sales of a large block of depositary shares, the Series H Preferred Stock or similar securities in the market thereafter, or the perception that such sales could occur. Though the approval of holders of depositary shares representing interests in the Series H Preferred Stock will be needed to issue any equity security ranking senior to the Series H Preferred Stock, if we issue preferred stock in the future that has preference over the Series H Preferred Stock with respect to the payment of dividends or amounts upon liquidation, or if we issue preferred stock with voting rights that dilute the voting power of the Series H Preferred Stock or depositary shares, the rights of holders of the depositary shares or the market price of the depositary shares could be adversely affected. Holders of the Series H Preferred Stock or depositary shares are not entitled to preemptive rights or other protections against dilution.

Our ability to declare and pay dividends is subject to statutory and regulatory restrictions.

We are subject to statutory and regulatory limitations on our ability to declare and pay dividends on the Series H Preferred Stock. In particular, the Federal Reserve’s capital rules include a capital conservation buffer that can be satisfied only with common equity Tier 1 capital. If our risk-based capital ratios do not satisfy minimum requirements plus the capital conservation buffer, we will face graduated constraints on, among other things, capital distributions (including dividends on the Series H Preferred Stock) based on the amount of the shortfall and the amount of our eligible retained income.

Investors should not expect us to redeem the Series H Preferred Stock on the date it first becomes redeemable or on any particular date after it becomes redeemable.

The Series H Preferred Stock is a perpetual equity security. This means that the Series H Preferred Stock has no maturity or mandatory redemption date and is not redeemable at the option of investors. Subject to the approval of the Federal Reserve (if then required), the Series H Preferred Stock may be redeemed by us at our option either in whole or in part on or after April 10, 2031. Any decision we may make at any time to propose a redemption of the Series H Preferred Stock will depend, among other things, upon our evaluation of the overall level and quality of our capital, our liquidity, our risk exposures, our earnings and growth strategy, as well as general market conditions at such time.

Under the Federal Reserve’s current risk-based capital guidelines applicable to bank holding companies, we may redeem the Series H Preferred Stock only with the prior approval of the Federal Reserve, and the Federal Reserve may not approve any redemption of the Series H Preferred Stock that we may propose. We understand that the factors that the Federal Reserve will consider in evaluating a proposed redemption include its evaluation of the overall level and quality of our capital components, considered in light of our risk exposures, earnings and growth strategy, and other supervisory considerations. Accordingly, investors should not expect us to redeem the Series H Preferred Stock on the date it first becomes redeemable or on any particular date thereafter.

S-6

We may be able to redeem the Series H Preferred Stock prior to April 10, 2031.

By its terms, the Series H Preferred Stock may be redeemed by us prior to April 10, 2031 upon the occurrence of certain events involving the capital treatment of the Series H Preferred Stock. In particular, upon our determination in good faith that an event has occurred that would constitute a Regulatory Capital Event (as defined under “Description of the Series H Preferred Stock—Redemption” below), we may, at our option at any time within 90 days following such Regulatory Capital Event, redeem in whole but not in part the Series H Preferred Stock, subject to the approval of the Federal Reserve (if then required). See “Description of the Series H Preferred Stock—Redemption.”

Dividends on the Series H Preferred Stock are discretionary and non-cumulative, and may not be paid if such payment will result in our failure to comply with all applicable laws and regulations.

Dividends on the Series H Preferred Stock are discretionary and will not be cumulative. If our board of directors does not authorize and declare a dividend for any dividend period, holders of depositary shares would not be entitled to receive any such dividend, and any such unpaid dividend will not accrue or be payable. We will have no obligation to pay dividends for any dividend period.

In addition, if we fail to comply, or if and to the extent the payment of a dividend would cause us to fail to comply, with applicable laws and regulations (including applicable capital adequacy guidelines), we may not declare, pay or set aside for payment dividends on the Series H Preferred Stock. As a result, if payment of dividends on Series H Preferred Stock for any dividend period would cause us to fail to comply with any applicable law or regulation, we will not declare or pay a dividend for such dividend period. In such a case, holders of the depositary shares will not be entitled to receive any dividend for that dividend period, and the unpaid dividend will cease to accrue and be payable.

If we are not paying full dividends on any outstanding parity stock, we will not be able to pay full dividends on the Series H Preferred Stock.

When dividends are not paid in full upon the Series H Preferred Stock and dividend parity stock, if any, all dividends declared upon the Series H Preferred Stock and dividend parity stock, if any, will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share on Series H Preferred Stock, and accrued dividends, including any accumulations, if any, on dividend parity stock, if any, bear to each other. Therefore if we are not paying full dividends on any outstanding dividend parity stock, we will not be able to pay full dividends on the Series H Preferred Stock.

We are a holding company and depend on our subsidiaries for dividends, distributions and other payments.

We are a separate and distinct legal entity from the Bank and our non-banking subsidiaries and depend on dividends, distributions and other payments from the Bank and our non-banking subsidiaries to fund any dividend payments on our common stock and our preferred stock and to fund all payments on our other obligations. Regulations of both the Federal Reserve and the State of Tennessee affect the ability of the Bank to pay dividends and other distributions to us and to make loans to us. Regulatory action of that kind could impede access to funds we need to make payments on our obligations or dividend payments. Additionally, we are required to provide financial support to the Bank. If our subsidiaries’ earnings are not sufficient to make dividend payments to us while maintaining adequate capital levels, we may not be able to make dividend payments to our common or preferred shareholders.

Furthermore, our right to participate in any distribution of assets of any of our subsidiaries upon its liquidation or otherwise, and thus your ability as a holder of the depositary shares to benefit indirectly from such distribution, will be subject to the prior claims of such subsidiary’s creditors (including, in the case of the Bank, its depositors), except to the extent that any of our claims as a creditor of such subsidiary may be recognized. As a result, our depositary shares are effectively subordinated to all existing and future liabilities and obligations of our subsidiaries.

S-7

Holders of Series H Preferred Stock, and therefore holders of the depositary shares, will have limited voting rights.

Holders of the Series H Preferred Stock, and therefore holders of the depositary shares, will have no voting rights with respect to matters that generally require the approval of our voting shareholders. Holders of the Series H Preferred Stock will have voting rights only in the event of non-payment of six quarterly dividends, with respect to certain changes in terms of the Series H Preferred Stock and certain other matters and as otherwise required by applicable law. See “Description of the Series H Preferred Stock—Voting Rights.”

Moreover, holders of the depositary shares must act through the depositary to exercise any voting rights in respect of the Series H Preferred Stock. Although each depositary share is entitled to 1/4,000th of a vote, the depositary can only vote whole shares of Series H Preferred Stock. While the depositary will vote the maximum number of whole shares of Series H Preferred Stock in accordance with the instructions it receives, any remaining votes of holders of the depositary shares will not be voted.

General market conditions and unpredictable factors could adversely affect market prices for the depositary shares.

Market prices for the depositary shares are subject to change. Several factors, many of which are beyond our control, will influence the market value of the depositary shares. Factors that might influence the market value of the depositary shares include (among other things):

•	whether dividends have been declared and the perception as to whether dividends will be declared on the Series H Preferred Stock in the future;

•	our operating performance, financial condition and prospects, or the operating performance, financial condition and prospects of our competitors;

•	our creditworthiness;

•	the ratings given to our securities by credit rating agencies, including the ratings given to the Series H Preferred Stock or depositary shares;

•	prevailing interest rates;

•	the market for similar securities;

•	changes in public health;

•	regulatory changes, interpretations or directives that may prevent us from paying dividends; and

•	economic, financial, geopolitical, regulatory or judicial events that affect us or the financial markets generally.

Accordingly, the depositary shares that an investor purchases, whether in this offering or in the secondary market, may trade at a discount to the price that the investor paid for the depositary shares.

A downgrade, suspension or withdrawal of any rating assigned by a rating agency to us or our securities, including the depositary shares and the Series H Preferred Stock, could cause the liquidity or trading price of the depositary shares to decline significantly.

Neither the Series H Preferred Stock nor the depositary shares will initially be investment grade-rated by any of Moody’s Investor Services or Fitch Ratings, Inc. There is no assurance that the credit rating of the Series H Preferred Stock or the depositary shares will be upgraded or become investment grade in the future. Consequently, the depositary shares may be subject to a higher risk of price volatility than similar, higher-rated securities,

S-8

particularly in volatile markets. Real or anticipated changes in the credit ratings assigned to the depositary shares, the Series H Preferred Stock or our credit ratings generally could affect the trading price of the depositary shares.

Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the financial services industry as a whole and may change their credit rating for us and our securities, including the Series H Preferred Stock and depositary shares, based on their overall view of our industry. A future downgrade, withdrawal, or the announcement of a possible downgrade or withdrawal in the ratings assigned to the depositary shares, the Series H Preferred Stock, us or our other securities, or any perceived decrease in our creditworthiness could cause the trading price of the depositary shares to decline significantly.

The Series H Preferred Stock and the related depositary shares may not have an active trading market, and any such market for depositary shares may be illiquid.

The Series H Preferred Stock and the related depositary shares are new issues with no established trading market. Although we plan to apply to have the depositary shares listed on the New York Stock Exchange, there is no guarantee that we will be able to list the depositary shares. Even if the depositary shares are listed, there may be little or no secondary market for the depositary shares. The underwriters have advised us that they presently intend to make a market in the depositary shares, as permitted by applicable laws and regulations. However, they are not obligated to do so and may discontinue any market making in the depositary shares at any time in their sole discretion. Even if a secondary market for the depositary shares develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. As a result, the difference between bid and ask prices in any secondary market could be substantial. Therefore, a liquid trading market for the depositary shares may not develop and you may be unable to sell your depositary shares at a particular time or the price you receive when you sell may not be favorable. We do not expect that there will be any separate public trading market for the Series H Preferred Stock except as represented by the depositary shares.

S-9

Use Of Proceeds

We expect to receive net proceeds from this offering, after giving effect to the underwriting discount and estimated offering expenses, of approximately $           (or approximately $           if the underwriters exercise their option to purchase additional depositary shares in full). We expect to use such proceeds for general corporate purposes.

S-10

Capitalization

The following table sets forth our liabilities and equity and capital ratios as of December 31, 2025 on an actual basis and as adjusted to give effect to this offering, after deducting underwriters’ discounts and estimated offering expenses payable by us (and assuming the remainder of such proceeds are held as cash). You should read this table in conjunction with our consolidated financial statements and the notes thereto included in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of December 31, 2025
	Actual	As Adjusted for this Offering
	(In millions, except ratios)
	(unaudited)
Liabilities
Deposits	$67,476	$
Trading liabilities	607
Short-term borrowings	3,254
Term borrowings	1,321
Other liabilities	2,076
Total Liabilities	$74,734	$

Equity
Preferred stock, Series C	$59
Preferred stock, Series E	145
Preferred stock, Series F	145
Preferred stock, Series H depositary shares issued hereby(1)	—
Common stock	303
Capital surplus	3,974
Retained earnings	5,031
Accumulated other comprehensive income (loss)	(810)
Noncontrolling minority interests	295
Total Equity	$9,142	$
Total Liabilities and Equity	$83,876	$

Capital Ratios
Common equity tier 1 capital ratio	10.63%		%
Tier 1 capital ratio	11.51%		%
Total capital ratio	13.35%		%
Tier 1 leverage ratio	10.19%		%

___________

(1)   Does not reflect the exercise of underwriters’ option to purchase additional depositary shares.

S-11

Regulatory Considerations

As a financial holding company and a bank holding company under the BHCA, the Federal Reserve regulates, supervises and examines First Horizon. For a discussion of the material elements of the regulatory framework applicable to financial holding companies, bank holding companies and their subsidiaries and specific information relevant to First Horizon, please refer to the section “Business—Supervision and Regulation” in Item I of Part I of our Annual Report on Form 10-K for the year ended December 31, 2025, and the section “Market Uncertainties and Prospective Trends” in Item 7 of Part II of our Annual Report on Form 10-K for the year ended December 31, 2025 and to all subsequent reports we file with the SEC, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance fund and not the protection of our security holders.

For restrictions and limitations on the ability of the Bank to pay dividends to First Horizon Corporation, see the section “Liquidity Risk Management” in Item 7 of Part II of our Annual Report on Form 10-K for the year ended December 31, 2025.

S-12

Description of the Series H Preferred Stock

The depositary will be the sole holder of the Series H Preferred Stock, as described under “Description of Depositary Shares” below, and all references in this prospectus supplement to the holders of the Series H Preferred Stock shall mean the depositary. However, the holders of the depositary shares representing the Series H Preferred Stock will be entitled, through the depositary, to exercise the rights and preferences of the holders of the Series H Preferred Stock, as described under “Description of Depositary Shares.”

The following is a brief description of the terms of the Series H Preferred Stock, which does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our amended and restated charter (“Charter”), as amended, including our articles of amendment with respect to the Series H Preferred Stock, copies of which are available upon request from us and have been or will be filed with the SEC (see “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus), and the applicable provisions of the Tennessee Business Corporation Act and federal law governing bank holding companies and financial holding companies.

All references to “First Horizon”, we, us, or our, or similar references in this description refer solely to First Horizon Corporation and not to any of its subsidiaries or affiliates.

General

Under our Charter, our board of directors is authorized, without shareholder approval, to adopt resolutions providing for the issuance of up to 5,000,000 shares of preferred stock, no par value, in one or more series. Prior to the issuance of the Series H Preferred Stock, 5,750 shares of non-cumulative perpetual preferred stock, Series C were outstanding, 1,500 shares of non-cumulative perpetual preferred stock, Series E were outstanding and 1,500 shares of non-cumulative perpetual preferred stock, Series F were outstanding.

The Series H Preferred Stock represents a single series of our authorized preferred stock. We are offering depositary shares, representing           shares of the Series H Preferred Stock (or          depositary shares, representing shares of the Series H Preferred Stock, if the underwriters exercise their over-allotment option in full) by this prospectus supplement and the accompanying prospectus. Shares of the Series H Preferred Stock, upon issuance against full payment of the purchase price for the depositary shares, will be fully paid and nonassessable.

Shares of the Series H Preferred Stock will not be convertible into, or exchangeable for, shares of our common stock or any other class or series of our other securities and will not be subject to any sinking fund or any other obligation of us for their repurchase or retirement. The Series H Preferred Stock is not a bank deposit and will not be insured or guaranteed by the FDIC or any other governmental agency or instrumentality.

The authorized number of shares of the Series H Preferred Stock initially is           . Such number of shares may be increased or decreased by resolution of the board of directors, without the vote or consent of the holders of the Series H Preferred Stock.

We reserve the right to re-open this Series H and issue additional shares of Series H Preferred Stock and related depositary shares either through public or private sales at any time and from time to time, without notice to or consent of holders of the Series H Preferred Stock; provided, that any such additional shares of Series H Preferred Stock are not treated as “disqualified preferred stock” within the meaning of Section 1059(f)(2) of the Internal Revenue Code and such additional shares of Series H Preferred Stock are otherwise treated as fungible with the Series H Preferred Stock offered hereby for U.S. federal income tax purposes. In the event we issue additional shares of Series H Preferred Stock, we will cause a corresponding number of additional depositary shares to be issued. The additional shares of Series H Preferred Stock and related depositary shares would be deemed to form a single series with the Series H Preferred Stock and the depositary shares, respectively, offered by this prospectus supplement.

For purposes of this description, unless the context indicates otherwise,

S-13

•	all references to our board of directors includes any duly authorized committee of our board of directors;

•	“junior stock” means our common stock and any other class or series of our capital stock now or hereafter authorized, issued or outstanding that, by its terms, does not expressly provide that it ranks on an equal basis with or senior to the Series H Preferred Stock as to (i) payment of dividends and/or (ii) distributions upon our liquidation, dissolution or winding-up;

•	“Series C Preferred Stock” means our Non-Cumulative Perpetual Preferred Stock, Series C;

•	“Series E Preferred Stock” means our Non-Cumulative Perpetual Preferred Stock, Series E;

•	“Series F Preferred Stock” means our Non-Cumulative Perpetual Preferred Stock, Series F; and

•	“dividend parity stock” means any other class or series of our capital stock now or hereafter authorized, issued or outstanding that, by its terms, expressly provides that it ranks on an equal basis with the Series H Preferred Stock as to the payment of dividends (regardless whether such capital stock bears dividends on a non-cumulative or cumulative basis). Each of the Series C Preferred Stock, Series E Preferred Stock and Series F Preferred Stock is a dividend parity stock.

Ranking

With respect to the payment of dividends and distributions of assets upon any liquidation, dissolution or winding-up, the Series H Preferred Stock will rank:

•	senior to our common stock and all other junior stock;

•	senior to or on a parity with each other series of our preferred stock we may issue (except for any senior series that may be issued upon the requisite vote or consent of the holders of at least a two-thirds of the shares of the Series H Preferred Stock at the time outstanding and entitled to vote) with respect to the payment of dividends and distributions of assets upon any liquidation, dissolution or winding-up; and

•	junior to all existing and future indebtedness and other non-equity claims on us.

Dividends

Holders of Series H Preferred Stock, in preference to the holders of our common stock and of any other shares of our stock ranking junior to the Series H Preferred Stock as to payment of dividends, will be entitled to receive, only when, as and if declared by our board of directors, out of assets legally available for payment, non-cumulative cash dividends. These dividends will be payable at a rate of           % per annum, applied to the $100,000 liquidation preference per share of Series H Preferred Stock (equivalent to $25 per depositary share) and will be paid in arrears on each dividend payment date. A “dividend payment date” means each January 10, April 10, July 10 and October 10, commencing July 10, 2026, except if any such date is not a business day, then such date will nevertheless be a dividend payment date but dividends on the Series H Preferred Stock, when, as and if declared, will be paid on the next succeeding business day (without interest or any other adjustment in the amount of the dividend per share of the Series H Preferred Stock). A “business day” means each weekday that is not a legal holiday in New York, New York and is not a day on which banking institutions in New York, New York are authorized or obligated by law, regulation or executive order to close. A “dividend period” means each period from and including a dividend payment date (except that the initial dividend period shall commence on and include the original issue date of the Series H Preferred Stock) and continuing to but not including the next succeeding dividend payment date. As that term is used in this prospectus supplement, each dividend payment date “relates” to the dividend period most recently ending before such dividend payment date. Dividends will be paid to holders of record of the Series H Preferred Stock as they appear on our books on the applicable record date, which shall be the

S-14

15th calendar day before such dividend payment date, or such other record date fixed for that purpose by our board of directors that is not more than 60 nor less than 10 calendar days prior to such dividend payment date.

The amount of dividends payable per share of the Series H Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.

Dividends on shares of the Series H Preferred Stock will not be cumulative and will not be mandatory. If our board of directors does not declare a dividend on the Series H Preferred Stock in respect of a dividend period, then no dividend will be deemed to have accrued for such dividend period, be payable on the related dividend payment date, or accumulate, and we will have no obligation to pay any dividend for such dividend period, whether or not our board of directors declares a dividend on the Series H Preferred Stock or any other series of our preferred stock or on our common stock for any future dividend period. References to the “accrual” (or similar terms) of dividends in this prospectus supplement refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.

Priority regarding dividends

So long as any share of the Series H Preferred Stock remains outstanding, unless (i) the full dividends for the most recently completed dividend period have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on all outstanding shares of the Series H Preferred Stock and (ii) we are not in default on our obligation to redeem any shares of the Series H Preferred Stock that have been called for redemption:

•	no dividend shall be declared, paid or set aside for payment, and no distribution shall be declared, made or set aside for payment, on any junior stock, other than (i) a dividend payable solely in junior stock or (ii) any dividend in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under any such plan;

•	no shares of junior stock shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, other than:

•	as a result of a reclassification of junior stock for or into other junior stock,

•	the exchange or conversion of junior stock for or into other junior stock,

•	through the use of the proceeds of a sale of other shares of junior stock within the preceding 180 days,

•	purchases, redemptions or other acquisitions of shares of junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants,

•	purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the most recently completed dividend period, including under a contractually binding stock repurchase plan (including a so-called Rule 10b5-1(c) purchase plan),

•	the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged,

•	purchases or other acquisitions by any of our broker-dealer subsidiaries solely for the purpose of market making, stabilization or customer facilitation transactions in junior stock in the ordinary course of business,

•	purchases by any of our broker-dealer subsidiaries of our capital stock for resale pursuant to an offering by us of such capital stock underwritten by such broker-dealer subsidiary, or
S-15

•	the acquisition by us or any of our subsidiaries of record ownership in junior stock for the beneficial ownership of any other persons (other than for the beneficial ownership by us or any of our subsidiaries), including as trustees or custodians;

•	no shares of dividend parity stock shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, other than:

•	pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series H Preferred Stock and such dividend parity stock,

•	as a result of a reclassification of dividend parity stock for or into other dividend parity stock,

•	the exchange or conversion of dividend parity stock for or into other dividend parity stock,

•	through the use of the proceeds of a sale of other shares of dividend parity stock within the preceding 180 days,

•	purchases of shares of dividend parity stock pursuant to a contractually binding requirement to buy dividend parity stock existing prior to the most recently completed dividend period, including under a contractually binding stock repurchase plan (including a so-called Rule 10b5-1(c) purchase plan),

•	the purchase of fractional interests in shares of dividend parity stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged,

•	purchases or other acquisitions by any of our broker-dealer subsidiaries solely for the purpose of market making, stabilization or customer facilitation transactions in dividend parity stock in the ordinary course of business,

•	purchases by any of our broker-dealer subsidiaries of our capital stock for resale pursuant to an offering by us of such capital stock underwritten by such broker-dealer subsidiary, or

•	the acquisition by us or any of our subsidiaries of record ownership in dividend parity stock for the beneficial ownership of any other persons (other than for the beneficial ownership by us or any of our subsidiaries), including as trustees or custodians; and

•	no money shall be paid to or made available for a sinking fund for the redemption of any junior stock or dividend parity stock by us.

When dividends are not paid in full upon the shares of the Series H Preferred Stock and any dividend parity stock, all dividends paid or declared for payment on that dividend payment date with respect to the Series H Preferred Stock and the dividend parity stock will be shared (i) first ratably by the holders of any dividend parity stock who have the right to receive dividends with respect to past dividend periods for which such dividends were not declared and paid, in proportion to the respective amounts of the undeclared and unpaid dividends relating to past dividend periods, and (ii) thereafter ratably by the holders of the Series H Preferred Stock and any dividend parity stock, in proportion to the respective amounts of the declared and unpaid dividends relating to the current dividend period. To the extent a dividend period with respect to any dividend parity stock coincides with more than one dividend period with respect to the Series H Preferred Stock, for purposes of the immediately preceding sentence, our board of directors will treat such dividend period as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to the Series H Preferred Stock or in any manner that it deems to be fair and equitable. For the purposes of this paragraph, the term “dividend period” as used with respect to any dividend parity stock means such dividend periods as are provided for in the terms of such dividend parity stock.

S-16

Subject to the foregoing, such dividends (payable in cash, securities or otherwise) as may be determined by our board of directors may be declared and paid on any class or series of junior stock or any dividend parity stock from time to time out of assets legally available for such payment, and the Series H Preferred Stock will not be entitled to participate in any such dividend. Holders of the Series H Preferred Stock will not be entitled to receive any dividends not declared by our board of directors and no interest, or sum of money in lieu of interest, will be payable in respect of any dividend not so declared.

Restriction on dividends

Our ability to pay dividends on the Series H Preferred Stock is subject to policies established by the Federal Reserve. See Part I, “Item 1. Business—Supervision and Regulation—Payment of Dividends” in our Annual Report on Form 10-K for the year ended December 31, 2025 (and similar items in any of our annual, quarterly or current reports that we file with the SEC in the future and that are incorporated by reference in the accompanying prospectus).

Dividends on the Series H Preferred Stock will not be declared, paid or set aside for payment, if we fail to comply, or if and to the extent such act would cause us to fail to comply, with applicable laws and regulations, including any capital adequacy guidelines or regulations of the Federal Reserve (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency (as defined below under “—Redemption”).

Redemption

The Series H Preferred Stock is perpetual and has no maturity date. The Series H Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. Neither the holders of Series H Preferred Stock nor holders of depositary shares will have the right to require the redemption or repurchase of the Series H Preferred Stock.

We may, at our option, redeem the Series H Preferred Stock (i) in whole or in part, from time to time, on any dividend payment date on or after April 10, 2031 or (ii) in whole, but not in part, at any time within 90 days following a Regulatory Capital Event (as defined below), at a redemption price equal to $100,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends.

A “Regulatory Capital Event” means the good faith determination by us that, as a result of (i) any amendment to, clarification of, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series H Preferred Stock, (ii) any proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any share of Series H Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Series H Preferred Stock, there is more than an insubstantial risk that we will not be entitled to treat the full liquidation preference amount of $100,000 per share of Series H Preferred Stock then outstanding as “Tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency) as then in effect and applicable.

“Appropriate federal banking agency” means the “appropriate Federal banking agency” with respect to us as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.

Redemption Procedures

If fewer than all of the outstanding shares of Series H Preferred Stock are to be redeemed, the shares to be redeemed will be selected by us either pro rata from the holders of record of the Series H Preferred Stock in proportion to the number of shares held by those holders or by lot.

S-17

If any shares of Series H Preferred Stock are redeemed, the redemption price payable to the holder of any shares called for redemption will be payable on the applicable redemption date against the surrender to us or our agent of any certificate(s) evidencing the shares called for redemption. Any declared but unpaid dividends payable on a redemption date that occurs after the record date for any dividend period will not be paid to the holder of Series H Preferred Stock entitled to receive the redemption price, but will instead be paid to the holder of record of the redeemed shares on the record date relating to the applicable dividend payment date.

We will mail notice of every redemption of the Series H Preferred Stock by first class mail addressed to the holders of record of the Series H Preferred Stock to be redeemed at their respective last addresses appearing on our books. This mailing will be at least 30 days and not more than 60 days before the date fixed for redemption (provided, however, that if the Series H Preferred Stock is held in book-entry form through The Depository Trust Company, or “DTC”, we may give this notice in any manner permitted by DTC). Any notice mailed or otherwise given as provided in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives this notice, and failure duly to give this notice by mail or otherwise, or any defect in this notice or in the mailing or provision of this notice, to any holder of the Series H Preferred Stock designated for redemption will not affect the validity of the redemption of any other shares of Series H Preferred Stock. Each notice will state:

•	the redemption date;

•	the number of shares of Series H Preferred Stock to be redeemed and, if less than all shares of the Series H Preferred Stock held by the holder are to be redeemed, the number of shares to be redeemed from the holder;

•	the redemption price;

•	if Series H Preferred Stock is evidenced by definitive certificates, the place or places where the certificates representing those shares are to be surrendered for payment of the redemption price; and

•	that dividends in respect of the shares of Series H Preferred Stock to be redeemed will cease to accrue on and after such redemption date.

If notice of redemption has been duly given and if, on or before the redemption date specified in such notice, the funds necessary for the redemption have been set aside by us, separate and apart from our other assets, in trust for the pro rata benefit of the holders of the shares of Series H Preferred Stock called for redemption, so as to be and continue to be available therefor, or deposited with a bank or trust company selected by us (the “redemption depository”) in trust for the pro rata benefit of the holders of the shares of Series H Preferred Stock called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date, the shares of Series H Preferred Stock called for redemption will cease to be outstanding, all dividends with respect to such shares of Series H Preferred Stock will cease to accrue on and after the redemption date, and all rights with respect to such shares will forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption date.

Redemption or repurchase subject to restrictions

Under the Federal Reserve’s current risk-based capital guidelines applicable to bank holding companies, any redemption of the Series H Preferred Stock is subject to prior approval of the Federal Reserve. See “Risk Factors—Risks Relating to the Depositary Shares—Investors should not expect us to redeem the Series H Preferred Stock on the date it first becomes redeemable or on any particular date after it becomes redeemable.” The articles of amendment creating the Series H Preferred Stock explicitly provide that any redemption of the Series H Preferred Stock is subject to our receipt of any required prior approval by the Federal Reserve.

S-18

Liquidation Rights

In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of the Series H Preferred Stock will be entitled to receive an amount per share (the “total liquidation amount”) equal to the liquidation preference of $100,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends (but not including any undeclared dividends). Holders of the Series H Preferred Stock will be entitled to receive the total liquidation amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Series H Preferred Stock with respect to distributions but before any distribution of assets is made to holders of our common stock or any other shares ranking, as to that distribution, junior to the Series H Preferred Stock. Each of the Series C Preferred Stock, Series E Preferred Stock and Series F Preferred Stock is a liquidation parity stock, meaning that, by its terms, each expressly provides that it ranks pari passu with the Series H Preferred Stock as to distributions upon the liquidation, dissolution or winding-up of the Corporation.

The Series H Preferred Stock may be fully subordinate to interests held by the U.S. government in the event of a receivership, insolvency, liquidation, or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

If our assets are not sufficient to pay the total liquidation amount in full to all holders of Series H Preferred Stock and all holders of any shares of our stock ranking as to any such distribution on a parity with the Series H Preferred Stock, the amounts paid to the holders of the Series H Preferred Stock and to such other shares will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the liquidation preference has been paid in full to all holders of Series H Preferred Stock and the liquidation preference of any other shares ranking on parity with the Series H Preferred Stock has been paid in full, the holders of our common stock or any other shares ranking, as to such distribution, junior to the Series H Preferred Stock will be entitled to receive all of our remaining assets according to their respective rights and preferences, and the Series H Preferred Stock will not be entitled to participate in any such distribution.

For purposes of the liquidation rights, neither the sale, lease, exchange or transfer of all or substantially all of our property and assets, nor the consolidation, merger or other business combination by us with or into any other entity or by another entity with or into us, including a merger, consolidation or other business combination in which the holders of Series H Preferred Stock receive cash, securities or property for their shares, will constitute a liquidation, dissolution or winding-up of our affairs.

Voting Rights

Except as indicated below or otherwise required by law, the holders of Series H Preferred Stock will not have voting power, and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of shares of our capital stock, and will not be entitled to participate in meetings of holders of our common stock or to call a meeting of the holders of any one or more classes or series of our capital stock for any purpose.

Right to elect two directors upon non-payment of dividends

If and when the dividends on the Series H Preferred Stock and any dividend parity stock that has voting rights equivalent to those described in this paragraph, including but not limited to Series C Preferred Stock, Series E Preferred Stock and Series F Preferred Stock (any such stock, “voting parity stock”), have not been declared and paid (i) in the case of the Series H Preferred Stock and voting parity stock bearing non-cumulative dividends, in full for at least six quarterly dividend periods or their equivalent (whether or not consecutive) or (ii) in the case of voting parity stock bearing cumulative dividends, in an aggregate amount equal to full dividends for at least six quarterly dividend periods or their equivalent (whether or not consecutive), the number of directors then constituting our board of directors will be increased by two. Holders of Series H Preferred Stock, together with the holders of all other affected classes and series of voting parity stock, voting as a single class, will be entitled to elect the two additional members of our board of directors (the “preferred stock directors”) at any annual or special meeting of shareholders or any special meeting of the holders of Series H Preferred Stock and any voting parity stock for which dividends have not been paid, called as provided below, but only if the election of any preferred stock directors

S-19

would not cause us to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange or trading facility on which our securities may be listed or traded). In addition, our board of directors shall at no time have more than two preferred stock directors. Each of the Series C Preferred Stock, Series E Preferred Stock and Series F Preferred Stock is a voting parity stock.

At any time after this voting power has vested as described above, our Secretary may, and upon the written request of holders of record of at least 20% of the outstanding shares of the Series H Preferred Stock and voting parity stock (addressed to the Secretary at our principal office) must, call a special meeting of the holders of Series H Preferred Stock and voting parity stock for the election of the preferred stock directors. No special meeting may be called within 90 days of the date fixed for the next annual or special meeting of shareholders. Notice for a special meeting will be given in a similar manner to that provided in our by-laws for a special meeting of the shareholders, which we will provide upon request, or as required by law. If our Secretary is required to call a meeting but does not do so within 20 days after receipt of any such request, then any holder of shares of Series H Preferred Stock may (at our expense) call such meeting, upon notice as provided in this section, and for that purpose will have access to our stock books. The preferred stock directors elected at any such special meeting will hold office until the next annual meeting of our shareholders unless they have been previously terminated. In case any vacancy occurs among the preferred stock directors, a successor will be elected by our board of directors to serve until the next annual meeting of the shareholders upon the nomination of the then remaining preferred stock director or, if none remains in office, by the vote of the holders of record of a majority of the outstanding shares of Series H Preferred Stock and voting parity stock, voting as a single class. Any preferred stock director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series H Preferred Stock and all voting parity stock, voting as a single class. The preferred stock directors will each be entitled to one vote per director on any matter.

Whenever full dividends have been paid on the Series H Preferred Stock and any non-cumulative voting parity stock for at least one year after a non-payment event and all dividends on any cumulative voting parity stock have been paid in full, then the right of the holders of the Series H Preferred Stock to elect the preferred stock directors will cease (but subject always to the same provisions for the vesting of these voting rights in the case of any similar non-payment of dividends in respect of future dividend periods), the terms of office of all preferred stock directors will immediately terminate and the number of directors constituting our board of directors will be reduced accordingly.

Other voting rights

So long as any shares of the Series H Preferred Stock remain outstanding, in addition to any other vote or consent of shareholders required by law or our Charter, the affirmative vote or consent of the holders of at least two-thirds of all of the shares of Series H Preferred Stock at the time outstanding and entitled to vote, voting separately as a class, will be required to:

•	authorize or increase the authorized amount of, or issue shares of, any class or series of our capital stock ranking senior to the Series H Preferred Stock with respect to payment of dividends or as to distributions upon our liquidation, dissolution or winding-up, or issue any obligation or security convertible into or evidencing the right to purchase, any such class or series of our capital stock;

•	amend the provisions of our Charter or bylaws so as to materially and adversely affect the special powers, preferences, privileges or rights of the Series H Preferred Stock, taken as a whole; or

•	consummate a binding share-exchange or reclassification involving the Series H Preferred Stock, or a merger or consolidation of us with or into another entity, unless the shares of the Series H Preferred Stock (i) remain outstanding or (ii) are converted into or exchanged for preference securities of the surviving entity or any entity controlling such surviving entity and such new preference securities have terms that are not materially less favorable than those of the Series H Preferred Stock.

When determining the application of the voting rights described above, the authorization, creation and issuance, or an increase in the authorized or issued amount of, junior stock or any series of preferred stock, or any securities convertible into or exchangeable or exercisable for junior stock or any series of preferred stock, that by its

S-20

terms expressly provides that it ranks on an equal basis with the Series H Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and as to distributions upon our liquidation, dissolution or winding-up, will not be deemed to materially and adversely affect the powers, preferences, privileges or rights of the Series H Preferred Stock, and will not require the affirmative vote or consent of the holders of any outstanding shares of Series H Preferred Stock.

Each holder of the Series H Preferred Stock will have one vote per share on any matter on which holders of the Series H Preferred Stock are entitled to vote, including any action by written consent. Whether the vote or consent of a majority or other portion of the Series H Preferred Stock and any voting parity stock has been cast or given on any matter will be determined by reference to the respective liquidation preference amounts of the Series H Preferred Stock and voting parity stock voted or covered by the consent.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding shares of the Series H Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of the Series H Preferred Stock to effect the redemption.

Under current provisions of the Tennessee Business Corporation Act, holders of the Series H Preferred Stock are entitled to vote separately as a class on certain amendments to our Charter that would impact the Series H Preferred Stock.

No Preemptive and Conversion Rights

Holders of the Series H Preferred Stock do not have any preemptive rights. The Series H Preferred Stock is not convertible into or exchangeable for shares of any other class or series of our securities.

Registrar, Transfer Agent, Dividend Disbursing Agent and Redemption Agent

Equiniti Trust Company, LLC will act as registrar, transfer agent, dividend disbursing agent and redemption agent for the Series H Preferred Stock. We may terminate such appointment and may appoint a successor transfer agent, dividend disbursing agent, redemption agent and/or registrar at any time and from time to time. The transfer agent, dividend disbursing agent, redemption agent and/or registrar may be a person or entity affiliated with us.

S-21

Description of Depositary Shares

Please note that in this prospectus supplement, references to “holders” of depositary shares mean those who own depositary shares registered in their own names, on the books that we or the depositary maintain for this purpose, and not indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through DTC.

The following is a brief description of the terms of the depositary shares representing the Series H Preferred Stock, which does not purport to be complete in all respects, which supplements the description of depositary shares in the accompanying prospectus under “Description of Depositary Shares.” This description is subject to and qualified in its entirety by reference to our Charter, including our articles of amendment with respect to the Series H Preferred Stock, and our deposit agreement, copies of which are available upon request from us and have been or will be filed with the SEC (see “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus).

All references to “First Horizon”, we, us, or our, or similar references in this description refer solely to First Horizon Corporation and not to any of its subsidiaries or affiliates.

General

We are issuing fractional interests in the Series H Preferred Stock in the form of depositary shares. Each depositary share will represent a 1/4,000th ownership interest in one share of the Series H Preferred Stock, and will be evidenced by a depositary receipt. The shares of the Series H Preferred Stock represented by depositary shares will be deposited under a deposit agreement among us, Equiniti Trust Company, LLC, as the depositary, and the holders from time to time of the depositary receipts evidencing the depositary shares. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share represented by that depositary share, to all the rights and preferences of the Series H Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

Immediately following the issuance of shares of the Series H Preferred Stock, we will deposit the shares with the depositary, which will then issue the depositary shares to the underwriters. Copies of the forms of deposit agreement and the depositary receipt may be obtained from us upon request and in the manner described in this prospectus supplement and in the accompanying prospectus.

Dividends and Other Distributions

The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited shares of the Series H Preferred Stock to the record holders of depositary shares relating to the underlying shares of the Series H Preferred Stock in proportion to the number of depositary shares held by the holders. The depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they hold.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Series H Preferred Stock.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.

Redemption of Depositary Shares

If we redeem shares of the Series H Preferred Stock represented by the depositary shares, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the shares of

S-22

the Series H Preferred Stock held by the depositary. The redemption price per depositary share will be equal to 1/4,000th of the redemption price per share payable with respect to the Series H Preferred Stock or $25 per depositary share (plus dividends if applicable). Whenever we redeem shares of the Series H Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of the Series H Preferred Stock so redeemed.

In case of any redemption of less than all of the outstanding depositary shares, the depositary shares to be redeemed will be selected by the depositary by lot or pro rata or in any other manner determined by the depositary to be equitable.

Voting the Series H Preferred Stock

When the depositary receives notice of any meeting at which the holders of the Series H Preferred Stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the shares of the Series H Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series H Preferred Stock, may instruct the depositary to vote the amount of the Series H Preferred Stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of the Series H Preferred Stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the shares of the Series H Preferred Stock, it will not vote the Series H Preferred Stock relating to those depositary shares.

Listing

We intend to apply to list the depositary shares on the New York Stock Exchange under the symbol “FHN PrH.” If the application is approved, we expect trading to begin within 30 days of the initial delivery of the depositary shares. We do not expect that there will be any separate public trading market for the Series H Preferred Stock except as represented by the depositary shares.

Depositary

Equiniti Trust Company, LLC will be the depositary for the depositary shares as of the original issue date. We may terminate any such appointment and may appoint a successor depositary at any time and from time to time.

S-23

Book-Entry, Delivery and Form of Depositary Shares

The Series H Preferred Stock will be issued in registered form to the depositary. The depositary shares will be represented by one or more global receipts evidencing the depositary shares. The global receipts will be issued only as fully registered securities registered in the name of Cede & Co. (DTC’s nominee) or such other name as may be requested by an authorized representative of DTC. The depositary shares will be accepted for clearance by DTC. Beneficial interests in the global receipts will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, referred to as “Euroclear” and Clearstream Banking, société anonyme, referred to as “Clearstream.” Owners of beneficial interests in the depositary shares will receive all payments relating to their depositary shares in U.S. dollars.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the depositary shares, so long as the depositary shares are represented by global receipts.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC rules applicable to its Direct Participants are on file with the SEC.

Purchases of depositary shares under the DTC system must be made by or through Direct Participants, which will receive a credit for the depositary shares on DTC’s records. The ownership interest of each actual purchaser of each depositary share (“beneficial owner” of depositary shares) is in turn to be recorded on the Direct Participants’ and Indirect Participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the beneficial owner entered into the transaction. Transfers of ownership interest in the depositary shares are to be accomplished by entries made on the books of Direct Participants and Indirect Participants acting on behalf of beneficial owners.

To facilitate subsequent transfers, all depositary shares deposited by Direct Participants with DTC are registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of depositary shares with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the depositary shares; DTC’s records reflect only the identity of the Direct Participants to whose accounts the depositary shares are credited, which may or may not be the beneficial owners. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

S-24

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to depositary shares unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts depositary shares are credited on the record date (identified in a listing attached to the omnibus proxy).

DTC may discontinue providing its services as securities depository with respect to the depositary shares at any time by giving reasonable notice to the issuer or its agent. Under these circumstances, in the event that a successor securities depository is not obtained, certificates for the depositary shares are required to be printed and delivered. In addition, at any time we may decide to discontinue the use of the book-entry-only system. In either event, certificates for the depositary shares will be printed and delivered to DTC.

As long as DTC or its nominee is the registered owner of the global receipts, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the global receipts and all depositary shares represented by these receipts for all purposes under the instruments governing the rights and obligations of holders of depositary shares. Except in the limited circumstances referred to above, owners of beneficial interests in global receipts:

•	will not be entitled to have such global receipts or the depositary shares represented by these receipts registered in their names;

•	will not receive or be entitled to receive physical delivery of receipts in exchange for beneficial interests in global receipts; and

•	will not be considered to be owners or holders of the global receipts or the depositary shares represented by these receipts for any purpose under the instruments governing the rights and obligations of holders of depositary shares.

Payments on the depositary shares will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, First Horizon or any of its agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of First Horizon or its agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of Direct Participants and Indirect Participants.

Ownership of beneficial interests in the global receipts will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in global receipts will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Euroclear and Clearstream will hold interests in the global receipts on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in their respective names on the books of DTC. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in global receipts, including those held through Euroclear and Clearstream, may be subject to various policies and procedures adopted by DTC from time to time. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. Neither we nor any agent for us will have any responsibility or liability for any aspect of DTC’s or any Direct Participant’s or Indirect Participant’s records relating to, or for payments made on account of, beneficial interests in global receipts, or for maintaining, supervising or reviewing any of DTC’s records or any Direct Participant’s or Indirect Participant’s records relating to these beneficial ownership interests.

S-25

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving the depositary securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of depositary receipts received in Clearstream and Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Such credits or any transactions in the depositary receipts settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of depositary receipts by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of the depositary shares among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. We will not have any responsibility for the performance by DTC or its Direct Participants or Indirect Participants under the rules and procedures governing DTC.

Because DTC can act only on behalf of Direct Participants, who in turn act only on behalf of Direct Participants or Indirect Participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of depositary shares to pledge the depositary shares to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the depositary shares.

DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the depositary agreement or our Charter only at the direction of one or more participants to whose accounts with DTC the depositary shares are credited.

The information in this section concerning DTC, Euroclear and Clearstream has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof.

S-26

Material United States Federal Income Tax Consequences

This section describes the material United States federal income tax consequences relevant to the purchase, ownership and disposition of the Series H Preferred Stock and the depositary shares representing shares of such Series H Preferred Stock. When we refer to the Series H Preferred Stock in this section, we mean both the Series H Preferred Stock and the depositary shares representing shares of such Series H Preferred Stock.

The summary is limited to taxpayers who will hold the Series H Preferred Stock as capital assets for tax purposes and who purchase the Series H Preferred Stock in the initial offering at the initial offering price. This discussion addresses only United States federal income taxation and does not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including foreign, state or local tax consequences, estate and gift tax consequences, and tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax. This section does not apply to you if you are a member of a class of holders subject to special rules, including:

•	a dealer in securities,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	an insurance company,

•	a thrift institution,

•	a regulated investment company,

•	a tax-exempt organization,

•	a person that purchases or sells the Series H Preferred Stock as part of a wash sale for tax purposes,

•	a controlled foreign corporation or passive foreign investment company,

•	a real estate investment trust,

•	a person that will hold the Series H Preferred Stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction,

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar, or

•	a United States expatriate.

This section is based on the United States Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These authorities are subject to change, possibly on a retroactive basis.

If an entity or arrangement treated as a partnership for United States federal income tax purposes holds the Series H Preferred Stock, the United States federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Series H Preferred Stock should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Series H Preferred Stock.

S-27

Beneficial owners of depositary shares representing shares of the Series H Preferred Stock will be treated as owners of the underlying Series H Preferred Stock for United States federal income tax purposes. Exchanges of Series H Preferred Stock for depositary shares, and depositary shares for Series H Preferred Stock, generally will not be subject to United States federal income tax.

Please consult your own tax advisor concerning the consequences of the purchase, ownership and disposition of the Series H Preferred Stock in your particular circumstances.

United States Holders

This subsection describes the material United States federal income tax consequences to a United States holder of the purchase, ownership and disposition of the Series H Preferred Stock. You are a United States holder if you are a beneficial owner of the Series H Preferred Stock and you are, for United States federal income tax purposes:

•	an individual citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•	a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this subsection does not apply to you and you should refer to “—Non-United States Holders” below.

Distributions on the Series H Preferred Stock

Distributions with respect to our Series H Preferred Stock will constitute dividends to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a non-taxable return of capital to the extent of your tax basis in our Series H Preferred Stock (and will reduce your tax basis accordingly) and thereafter as capital gain from the sale or exchange of such Series H Preferred Stock. If you are a corporation, dividends paid to you will be eligible for the dividends-received deduction if you meet certain holding period and other applicable requirements. If you are a noncorporate United States holder, dividends paid to you will qualify for taxation at preferential rates applicable to “qualified dividends” if you meet certain holding period and other applicable requirements. United States holders should consult their own tax advisers regarding the availability of the preferential qualified dividend tax rate in light of their particular circumstances.

Sale or Exchange of the Series H Preferred Stock Other than by Redemption

If you sell or otherwise dispose of your Series H Preferred Stock (other than by redemption), you will generally recognize capital gain or loss equal to the difference between the amount realized upon the disposition and your adjusted tax basis in the Series H Preferred Stock. This gain or loss will generally be long-term capital gain or capital loss if you have held the Series H Preferred Stock for more than one year. Long-term capital gain of a noncorporate United States holder is generally taxed at preferential rates. The deductibility of capital losses is subject to limitations.

Redemption of the Series H Preferred Stock

The tax treatment of a redemption of Series H Preferred Stock depends upon whether the redemption is treated for United States federal income tax purposes as a disposition of the Series H Preferred Stock or as a distribution on the Series H Preferred Stock. A redemption of Series H Preferred Stock generally will be treated as a disposition of the Series H Preferred Stock if the redemption:

S-28

•	results in a complete termination of your stock interest in us; or

•	is otherwise not essentially equivalent to a dividend with respect to you.

In determining whether any of these tests have been met, shares of Series H Preferred Stock or other classes of our stock considered to be owned by you by reason of certain constructive ownership rules set forth in Section 318 of the Internal Revenue Code, as well as any such shares actually owned, must generally be taken into account.

If we redeem your Series H Preferred Stock in a redemption that meets one of the tests listed above, you generally would recognize capital gain or loss equal to the difference between the amount of cash received by you and your adjusted tax basis in the Series H Preferred Stock redeemed. This gain or loss would generally be long-term capital gain or capital loss if you have held the Series H Preferred Stock for more than one year. Because the determination as to whether any of the tests listed above is satisfied with respect to any particular holder will depend upon the facts and circumstances as of the time the determination is made, you should consult your tax advisor regarding the treatment of a redemption.

If a redemption does not meet any of the tests described above, you generally would be taxed on the cash you receive as a dividend to the extent it is paid out of our current or accumulated earnings and profits. If you are a corporate holder of Series H Preferred Stock, the dividend may be treated as an “extraordinary dividend” that is subject to the special rules under Section 1059 of the Internal Revenue Code. Any amount in excess of our current and accumulated earnings and profits would first reduce your tax basis in the Series H Preferred Stock and thereafter would be treated as capital gain. If a redemption of the Series H Preferred Stock is treated as a distribution that is taxable as a dividend, you should consult with your own tax advisor regarding the (i) possibility that such dividend could be treated as an “extraordinary dividend” that is subject to special tax rules in the case of a corporate holder of Series H Preferred Stock and (ii) the allocation of your basis between the redeemed shares and any shares of Series H Preferred Stock (or any other shares of our stock) that you still hold (or are held by a person related to you).

Non-United States Holders

This subsection describes the material United States federal income tax consequences to a Non-United States holder of the purchase, ownership and disposition of the Series H Preferred Stock. You are a Non-United States holder if you are a beneficial owner of the Series H Preferred Stock and you are, for United States federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation, or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from the Series H Preferred Stock.

If you are a United States holder, this subsection does not apply to you.

Distributions on the Series H Preferred Stock

Except as described below, if you are a Non-United States holder of the Series H Preferred Stock, dividends (including any redemption treated as a dividend for United States federal income tax purposes as discussed above under “—United States Holders—Redemption of the Series H Preferred Stock”) paid to you are subject to United States federal withholding tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, the withholding agent will generally be required to withhold at a 30% rate (rather than at the lower treaty rate) on dividend payments to you, unless you have furnished to such withholding agent:

•	a valid Internal Revenue Service (“IRS”) Form W-8BEN or W-8BEN-E (as applicable) or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a person
S-29

who is not a United States person and your entitlement to the lower treaty rate with respect to such payments; or

•	in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with United States Treasury Department regulations.

If you are eligible for a reduced rate of United States withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the IRS.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment or fixed base that you maintain in the United States, withholding agents generally are not required to withhold tax from the dividends, provided that you have furnished to the relevant withholding agent a valid IRS Form W-8ECI or an acceptable substitute form upon which you certify, under penalties of perjury, that:

•	you are not a United States person; and

•	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are taxed to Non-United States holders on a net income basis at rates applicable to United States citizens, resident aliens and domestic United States corporations.

If you are a corporate Non-United States holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Gain on Disposition or Redemption of the Series H Preferred Stock

If you are a Non-United States holder, you generally will not be subject to United States federal income tax on gain that you realize on a disposition (including a redemption that is treated as a disposition as discussed above under “—United States Holders—Redemption of the Series H Preferred Stock”) of the Series H Preferred Stock unless:

•	the gain is “effectively connected” with your conduct of a trade or business in the United States (and the gain is attributable to a permanent establishment or fixed base that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis);

•	you are an individual, you are present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions exist; or

•	we are or have been a “United States real property holding corporation” for United States federal income tax purposes at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, and certain other conditions are met. We have not been, are not and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes.

If you are a Non-United States holder described in the first bullet point immediately above, you will be subject to tax on the net gain derived from the disposition under regular graduated United States federal income tax rates. If you are a corporate Non-United States holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. If you are an individual Non-

S-30

United States holder described in the second bullet point immediately above, you will be subject to a flat 30% tax (or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate) on the gain derived from the disposition, which may be offset by United States source capital losses, even though you are not considered a resident of the United States.

As discussed above under “—United States Holders—Redemption of the Series H Preferred Stock,” certain redemptions may be treated as a dividend for United States federal income tax purposes. See “—Distributions on the Series H Preferred Stock,” above, for a discussion of the tax treatment of such redemptions. Furthermore, if a broker or other paying agent is unable to determine whether the redemption should be treated as a dividend, such paying agent may be required to withhold tax at a 30% rate on the full amount you receive (in which case, you may be eligible to obtain a refund of all or a portion of any tax).

FATCA Withholding

A 30% withholding tax may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on your behalf if you or such persons fail to comply with information reporting requirements (“FATCA withholding”). You could be affected by this withholding with respect to dividends you receive on your Series H Preferred Stock if you are subject to the information reporting requirements and fail to comply with them or if you hold Series H Preferred Stock through another person (e.g., a foreign bank or broker) that is subject to withholding because it fails to comply with these requirements (even if you would not otherwise have been subject to withholding). You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

Backup Withholding and Information Reporting

If you are a noncorporate United States holder, information reporting requirements, on IRS Form 1099, generally will apply to dividend payments or other taxable distributions made to you, and the payment of proceeds to you from the sale (including by redemption) of Series H Preferred Stock effected at a United States office of a broker.

Additionally, backup withholding may apply to such payments if you fail to provide a correct taxpayer identification number or (in the case of dividend payments) if you are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

If you are a Non-United States holder, we and other payors are required to report payments of dividends and any amounts withheld on IRS Form 1042-S, even if the payments are exempt from withholding. Copies of the information returns reporting such dividends and any withholding may also be made available by the IRS under the provisions of an applicable tax treaty or agreement to the taxing authorities in the country in which you reside. You are otherwise generally exempt from backup withholding and information reporting requirements with respect to dividend payments and the payment of the proceeds from the sale (including by redemption) of Series H Preferred Stock effected at a United States office of a broker provided that either (i) you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-United States person, or (ii) you otherwise establish an exemption.

Payment of the proceeds from the sale (including by redemption) of Series H Preferred Stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

Backup withholding is not an additional tax. You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

S-31

YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF PURCHASING, HOLDING OR DISPOSING OF THE SERIES H PREFERRED STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY CHANGES OR PROPOSED CHANGES IN APPLICABLE LAW.

S-32

Certain ERISA Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the depositary shares. When we refer to depositary shares in this section, we mean both the Series H Preferred Stock and the depositary shares representing shares of such Series H Preferred Stock. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the Internal Revenue Code.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit Plans, as well as individual retirement accounts, Keogh plans and other plans that are subject to Section 4975 of the Internal Revenue Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Internal Revenue Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Internal Revenue Code, but may be subject to provisions under applicable federal, state, local or foreign law that are similar to the requirements of Section 406 of ERISA or Section 4975 of the Internal Revenue Code (“Similar Laws”).

The acquisition or holding of the depositary shares by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we or certain of our affiliates are or become a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code, unless the depositary shares are acquired and held pursuant to an applicable exemption. The U.S. Department of Labor has issued several prohibited transaction class exemptions, or “PTCEs,” that may apply to the purchase or holding of the depositary shares. These exemptions include, without limitation, PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for certain transactions involving insurance company general accounts) and PTCE 96-23 (for certain transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Internal Revenue Code provide an exemption for the purchase and sale of the depositary shares, provided that neither First Horizon nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of the depositary shares or any interest therein will be deemed to have represented by its purchase or holding of the depositary shares or any interest therein that (1) it is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the depositary shares on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) such purchase or holding of the depositary shares will not constitute a non-exempt prohibited transaction under ERISA or the Internal Revenue Code or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the depositary shares on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the depositary shares have exclusive responsibility for ensuring that their purchase or holding of the depositary shares do not violate the fiduciary or prohibited transaction rules of ERISA, the Internal Revenue Code or any similar provisions of Similar Laws. Neither this discussion nor anything in this prospectus supplement is or is

S-33

intended to be investment advice directed at any potential purchaser or holder that is a Plan, Plan Asset Entity or Non-ERISA Arrangement or at such purchasers and holders generally, and such purchasers and holders should consult and rely on their counsel and advisors as to whether an investment in the depositary shares is suitable and consistent with ERISA, the Internal Revenue Code and any Similar Laws, as applicable.

The sale of any depositary shares to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

S-34

Underwriting

Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below (the “underwriters”), for whom Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC and UBS Securities LLC are acting as representatives (the “representatives”), have severally agreed to purchase, and we have agreed to sell to them, severally, the respective number of depositary shares set forth opposite their names below:

Underwriter	Number of Depositary Shares
Morgan Stanley & Co. LLC
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
RBC Capital Markets, LLC
UBS Securities LLC
Total

The underwriters are offering the depositary shares subject to their acceptance of the depositary shares from us, subject to prior sale and subject to the underwriters’ right to reject any order in whole or in part. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the depositary shares offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions.

The underwriters are committed to take and pay for all of the depositary shares being offered, if any are taken, other than the depositary shares covered by the option described below unless and until this option is exercised.

The underwriters have an option to buy up to an additional          depositary shares from us at the public offering price, less the underwriting discount payable by us, solely to cover any over-allotments. They have 30 days from the date of this prospectus supplement to exercise this option. If any depositary shares are purchased pursuant to this option, the underwriters will severally purchase depositary shares in approximately the same proportion as set forth in the table above.

The following table shows the per share and total underwriting discount to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase           additional depositary shares.

Paid by First Horizon

	No Exercise(1)	Full Exercise(1),(2)
Per Depositary Share	$	$
Total	$	$

(1)	Reflects depositary shares sold to institutional investors, for which the underwriters received an underwriting discount of $ per depositary share, and depositary shares sold to retail investors, for which the underwriters received an underwriting discount of $ per depositary share.

(2)	Reflects the assumption that all depositary shares purchased pursuant to the underwriters’ option are sold to retail investors.

The underwriters initially propose to offer the depositary shares to the public at the public offering price that appears on the cover page of this prospectus supplement. In addition, the underwriters may offer the depositary shares to selected dealers at that price less a concession not in excess of $          per depositary share; provided, however, that such concession for sales to certain institutions will not be in excess of $           per depositary share. The underwriters may allow, and the dealers may reallow, a discount not in excess of $           per depositary share to other dealers; provided, however, that such reallowance for sales to certain institutions will not be in excess of $            per depositary share.

If all the depositary shares are not sold at the initial public offering price, the representatives of the underwriters may change the offering price and the other selling terms.

S-35

The aggregate proceeds to us are set forth on the cover page of this prospectus supplement before deducting our expenses. We estimate that we will pay approximately $          for expenses, excluding the underwriting discount.

We have agreed for a period of 30 days after the date of this prospectus supplement, that we will not, subject to certain exceptions, without the prior written consent of the representatives of the underwriters, (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any of our securities that are substantially similar to the Series H Preferred Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Securities Act, relating to the offer and sale of the Series H Preferred Stock or any other of our securities that are substantially similar to the Series H Preferred Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii).

The depositary shares have no established trading market. We plan to apply to have the depositary shares listed on the New York Stock Exchange under the symbol “FHN PrH.” If approved, we expect trading of the depositary shares on the New York Stock Exchange to begin within the 30-day period after the original issue date. We have been advised by the underwriters that they presently intend to make a market in the depositary shares, as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the depositary shares and may discontinue any market making at any time at their sole discretion. Even if the depositary shares are listed, there may be little or no secondary market for the depositary shares. Even if a secondary market for the depositary shares develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. As a result, the difference between bid and ask prices in any secondary market could be substantial. Accordingly, we cannot make any assurance as to the liquidity of, or trading markets for, the depositary shares. See “Risk Factors—Risks Relating to the Depositary Shares—The Series H Preferred Stock and the related depositary shares may not have an active trading market, and any such market for depositary shares may be illiquid” for a further discussion of these risks.

We have agreed to indemnify the several underwriters against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities to the extent described in the underwriting agreement.

In connection with the offering, the underwriters may purchase and sell depositary shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of depositary shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional depositary shares from us in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional depositary shares or purchasing depositary shares in the open market. In determining the source of depositary shares to close out the covered short position, the underwriters will consider, among other things, the price of depositary shares available for purchase in the open market as compared to the price at which they may purchase additional depositary shares pursuant to the option granted to them. “Naked” short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing depositary shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of depositary shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of depositary shares made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased depositary shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

These stabilizing transactions, overallotment transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the depositary shares or preventing or retarding a

S-36

decline in the market price of the depositary shares. As a result the price of the depositary shares may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in over the counter market or otherwise.

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve securities and instruments of First Horizon. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially creating short positions in the depositary shares offered hereby. Any short positions could adversely affect future trading prices of the depositary shares offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

It is expected that the delivery of the depositary shares will be made on or about the closing date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of the pricing of the depositary shares (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the depositary shares on any day prior to one business day before the settlement date will be required, by virtue of the fact that the depositary shares initially will settle in T+5, to specify alternate settlement arrangements at the time of any such trade to prevent a failed settlement and should consult their own advisor.

S-37

Selling Restrictions

Note to Prospective Investors in the European Economic Area

The depositary shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2016/97/EU (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the depositary shares or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the depositary shares or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of depositary shares in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of depositary shares. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation. This prospectus has not been approved by any competent authority in any Member State of the EEA.

Note to Prospective Investors in the United Kingdom

The depositary shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in the FCA Handbook; or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended (the “FSMA”), and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the depositary shares or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the depositary shares or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

In the United Kingdom, this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the depositary shares is being distributed only to, and is directed only at, persons who are “qualified investors” (as defined in paragraph 15 of Schedule 1 to the POATRs) who are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order or (iii) persons to whom it would otherwise be lawful to distribute them (all such persons together being referred to as “Relevant Persons”). In the United Kingdom, the depositary shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such depositary shares will be engaged in only with, Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement or its contents. No prospectus has been approved by the Financial Conduct Authority in the United Kingdom in connection with the offering of the depositary shares. The depositary shares are not being offered to the public in the United Kingdom.

In addition, in the United Kingdom, the depositary shares may not be offered other than by an underwriter that:

S-38

(a)	has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the depositary shares in circumstances in which Section 21(1) of the FSMA would not apply to the issuer; and

(b)	has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the depositary shares in, from or otherwise involving the United Kingdom.

Note to Prospective Investors in Hong Kong

The depositary shares have not been and will not be offered or sold in Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong) (the “CO”), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the CO, and no advertisement, invitation or document relating to the depositary shares has been or will be issued or has been, may be or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to depositary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

The contents of this prospectus supplement and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offering. If you are in any doubt about any of the contents of this prospectus supplement or the accompanying prospectus, you should obtain independent professional advice.

Note to Prospective Investors in Japan

The depositary shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended, the “FIEL”). In respect of the solicitation relating to the depositary shares in Japan, no securities registration statement under Article 4, Paragraph 1 of the FIEL has been filed, since this solicitation constitutes a “solicitation targeting QIIs”, as defined in Article 23-13, Paragraph 1 of the FIEL. Each underwriter will not offer or sell any depositary shares, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, or to others for reoffering or resale, directly or indirectly, in Japan or to a resident of Japan, except for a QII.

Any investor desiring to acquire the depositary shares must be aware that the depositary shares may not be Transferred (as defined below) to any other person unless such person is a QII.

In this section:

“QII” means a qualified institutional investor as defined in the Cabinet Ordinance Concerning Definitions under Article 2 of the Financial Instruments and Exchange Law of Japan (Ordinance No. 14 of 1993 of the Ministry of Finance of Japan, as amended).

“Transfer” means a sale, exchange, transfer, assignment, pledge, hypothecation, encumbrance or other disposition of all or any portion of depositary shares, either directly or indirectly, to another person. When used as a verb, the terms “Transfer” and “Transferred” shall have correlative meanings.

“Resident of Japan” means a natural person having his/her place of domicile or residence in Japan, or a legal person having its main office in Japan. A branch, agency or other office in Japan of a non-

S-39

resident, irrespective of whether it is legally authorized to represent its principal or not, shall be deemed to be a resident of Japan even if its main office is in any other country than Japan.

Note to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the depositary shares may not be circulated or distributed, nor may the depositary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001, Chapter 289 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to the conditions set forth in the SFA.

Where the depositary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that corporation or that trust has acquired the depositary shares pursuant to an offer made under Section 275 of the SFA, except: (i) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA, (ii) where no consideration is or will be given for the transfer, (iii) where the transfer is by operation of law, (iv) as specified in Section 276(7) of the SFA or (v) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore Securities and Futures Act Product Classification—In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 (“CMP Regulations 2018”), unless otherwise specified before an offer of the depositary shares, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA) that the depositary shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Note to Prospective Investors in Canada

The depositary shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the depositary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

S-40

Pursuant to Section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Note to Prospective Investors in Switzerland

This prospectus supplement and the accompanying prospectus do not constitute an offer to the public or a solicitation to purchase any depositary shares. No depositary shares have been offered or will be offered to the public in Switzerland, except that offers of depositary shares may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”): (a) to any person which is a professional client as defined under the FinSA; (b) to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of representatives for any such offer; or (c) in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance; provided that no such offer of depositary shares shall require us or any underwriter to publish a prospectus pursuant to Article 35 FinSA.

The depositary shares have not and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland.

Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the depositary shares constitutes a prospectus within the meaning of FinSA and neither this prospectus supplement nor any other offering or marketing material relating to the depositary shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

S-41

Validity of Securities

The validity of the Series H Preferred Stock and the depositary shares will be passed upon for First Horizon by T. Lang Wiseman, Senior Executive Vice President and General Counsel of First Horizon. Mr. Wiseman will rely upon the opinion of Sullivan & Cromwell LLP as to matters of New York law. The underwriters have been represented in connection with this offering by Cravath, Swaine & Moore LLP. As of March 5, 2026, Mr. Wiseman beneficially owned shares representing less than 1% of First Horizon’s common stock, including shares which can be acquired upon the exercise of vested options, shares represented by unvested service equity awards and shares held in First Horizon’s 401(k) Plan. Sullivan & Cromwell LLP regularly performs legal services for First Horizon.

Experts

The consolidated financial statements of First Horizon and subsidiaries as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and the report of management on the effectiveness of internal control over financial reporting as of December 31, 2025 have been incorporated by reference into this prospectus supplement and the accompanying prospectus in reliance upon the reports of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing

S-42

PROSPECTUS

FIRST HORIZON CORPORATION

Senior Debt Securities

Subordinated Debt Securities
Junior Subordinated Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Purchase Contracts
Warrants
Units

The securities listed above may be offered and sold, from time to time, by us and/or by one or more selling security holders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement.

We may offer and sell these securities directly or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. See “Plan of Distribution” for a further description of the manner in which we may sell the securities covered by this prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol “FHN”. Unless otherwise indicated in the applicable supplement, the other securities offered hereby will not be listed on a national securities exchange.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

You should carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference, before you make your investment decision.

See “Risk Factors” on page 4 of this prospectus to read about factors you should consider before buying any securities.

These securities will be our equity securities or our unsecured obligations and will not be savings accounts, deposits or other obligations of any bank or non-bank subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency and involve investment risks.

NONE OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM OR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus is dated May 7, 2025.

TABLE OF CONTENTS

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “First Horizon,” “we,” “us,” “our,” or similar references mean First Horizon Corporation and do not include its subsidiaries or affiliates.

About this Prospectus

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration statement, we may sell, separately, together or in units, senior debt securities, subordinated debt securities, junior subordinated debt securities, common stock, preferred stock, depositary shares representing interests in preferred stock, purchase contracts, warrants and units in one or more offerings.

Each time we sell securities we will provide a prospectus supplement and, if applicable, a pricing supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement and any pricing supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus (including the information incorporated by reference herein) and any prospectus supplement or pricing supplement, you should rely on the information in that prospectus supplement or pricing supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information”.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website mentioned under the heading “Where You Can Find More Information”.

Where You Can Find More Information

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York.

2

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any documents we file with the SEC after the date of this prospectus under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and before the date that the offering of securities by means of this prospectus is completed (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Annual Report on Form 10-K for the year ended December 31, 2024 (including information specifically incorporated therein by reference from our definitive proxy statement on Schedule 14A filed on March 17, 2025) (File No. 001-15185);

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 (File No. 001-15185);

•	Current Reports on Form 8-K filed on January 30, 2025, February 14, 2025, March 7, 2025, April 29, 2025 and April 30, 2025 (File No. 001-15185); and

•	The description of common stock in the registration statement on Form 8-A, dated July 26, 1999, filed pursuant to Section 12(b) of the Exchange Act (File No. 001-15185), and any amendment or report filed for the purpose of updating that description.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from Mike Sarinoglu, 165 Madison Avenue, Memphis, Tennessee 38103, telephone 901-523-4444, or you may obtain them from First Horizon Corporation’s corporate website at www.FirstHorizon.com. Except for the documents specifically incorporated by reference into this prospectus, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

We have provided only the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement or pricing supplement. Neither we, nor any underwriters, dealers or agents, have authorized anyone else to provide you with different information. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or pricing supplement is accurate as of any date other than the dates on the front of those documents.

Forward-Looking Statements

This prospectus and the documents incorporated by reference herein contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, with respect to our beliefs, plans, goals, expectations, and estimates. Forward-looking statements are not a representation of historical information, but instead pertain to future operations, strategies, financial results or other developments. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should,” “is likely,” “will,” “going forward,” and other expressions that indicate future events and trends.

Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, operational, economic and competitive uncertainties and contingencies, many of

3

which are beyond our control, and many of which, with respect to future business decisions and actions (including acquisitions and divestitures), are subject to change and could cause our actual future results and outcomes to differ materially from those contemplated by forward-looking statements or historical performance. While there is no assurance that any list of uncertainties and contingencies is complete, examples of factors which could cause actual results to differ from those contemplated by forward-looking statements or historical performance include those discussed in Item 1.A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2024.

Any forward-looking statements made by us or on our behalf speak only as of the date on which they were made, and we assume no obligation to update or revise any forward-looking statements that are made in this prospectus or in the documents incorporated by reference herein after the date on which they were made. Actual results could differ and expectations could change, possibly materially, because of one or more factors, including those factors identified in the documents incorporated by reference into this prospectus. In evaluating forward-looking statements and assessing our prospectus, you should carefully consider the factors identified in our Annual Report on Form 10-K for the year ended December 31, 2024. You should also consult any further factors identified in any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

About First Horizon Corporation

The principal business offices of First Horizon are located at 165 Madison Avenue, Memphis, Tennessee 38103 and its telephone number is 901-523-4444. First Horizon’s internet address is www.FirstHorizon.com. Except to the extent specifically incorporated by reference herein, information contained on or accessible from our website is not incorporated into this prospectus and does not constitute a part of this prospectus.

Risk Factors

Before you invest in any of our securities, in addition to the other information in this prospectus, you should carefully consider each of the risk factors set forth in Item 1.A. of Part I of First Horizon Corporation’s Annual Report on Form 10-K for the Year Ended December 31, 2024, which is incorporated in this prospectus by reference (and in any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K). See “Where You Can Find More Information” above for information about how to obtain a copy of these documents. Additional risks related to our securities may also be described in a prospectus supplement.

Use of Proceeds

We intend to use the net proceeds from the sales of the securities for general corporate purposes unless otherwise specified in the applicable prospectus supplement.

4

Description of Debt Securities

Senior Debt Securities, Subordinated Debt Securities, and Junior Subordinated Debt Securities

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will be senior debt securities, subordinated debt securities, or junior subordinated debt securities.

As required by U.S. federal law for all bonds and notes of companies that are publicly offered, our debt securities will be governed by a document called an indenture. Senior debt securities will be issued under the senior indenture, subordinated debt securities will be issued under the subordinated indenture, and junior subordinated debt securities will be issued under the junior subordinated indenture, in each case with the specific terms and conditions set forth in a supplemental indenture or an officers’ certificate. Each indenture is a contract between us and The Bank of New York Mellon Trust Company, N.A., as the trustee.

The trustee has two main roles:

•	First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described later under “—Default and Related Matters”.

•	Second, the trustee performs administrative duties for us, such as sending interest payments, if any, and sending notices. Unless otherwise indicated in a prospectus supplement, The Bank of New York Mellon Trust Company, N.A. will perform these administrative duties.

This prospectus sometimes refers to the senior indenture, the subordinated indenture, and the junior subordinated indenture collectively as the “indentures”. The indentures and their associated documents, including the debt securities themselves and a supplemental indenture or an officers’ certificate relating to a particular series of debt securities, contain the full text of the matters summarized in this section and any accompanying prospectus supplement. The forms of the indentures and forms of debt securities are filed as exhibits to the registration statement of which this prospectus forms a part, and the debt securities and supplemental indentures and officers’ certificates will be filed as exhibits with future SEC filings from time to time. See “Where You Can Find More Information” above for information on how to obtain copies. Section references in the description that follows relate to each of the indentures which has been filed as an exhibit to the registration statement of which this prospectus is a part.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of First Horizon Corporation. The senior debt securities will rank equally with any of our other unsubordinated and unsecured debt. The subordinated and junior subordinated debt securities will be subordinate and rank junior in right of payment and priority to any senior debt, as defined, and described more fully, under “—Subordination” to the extent and in the manner set forth in the subordinated and junior subordinated indentures.

The indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture and will be equal in ranking.

This Section Is Only a Summary

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries, do not purport to be complete and are subject to, and are qualified

5

in their entirety by reference to, all the provisions of the indentures (and any amendments or supplements entered into by us from time to time) and the debt securities, including the definitions therein of certain terms. We will include in a supplement to this prospectus the specific terms of each series of debt securities being offered, including the terms, if any, on which a series of debt securities may be convertible into or exchangeable for shares of our common stock, preferred stock or other debt securities. The indentures (together with any related amendments or supplements thereto) and the debt securities, and not our summary of the terms, will govern the rights of holders of the debt securities.

Terms Contained in Prospectus Supplement

The applicable prospectus supplement will contain the terms relating to the specific series of debt securities being offered. The applicable prospectus supplement may include some or all of the following:

•	the title of the series of the debt securities and whether they are senior debt securities, subordinated debt securities, or junior subordinated debt securities;

•	any limit on the aggregate principal amount of debt securities of such series;

•	the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

•	the date or dates on which the principal of any debt securities is payable;

•	the rate or rates, or the method of determination thereof, at which any debt securities of the series will bear interest, if any, and the date or dates from which any such interest will accrue, or the method of determination thereof;

•	the dates on which any interest will be payable and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of and any premium and interest on any debt securities of the series will be payable;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which our election to redeem the debt securities shall be evidenced;

•	our obligation, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund or analogous provision and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the denominations of the debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	any provisions regarding the manner in which the amount of principal of or any premium or interest on any debt securities of the series may be determined with reference to a financial or economic measure or an index or pursuant to a formula, if applicable;

•	if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies, currency units or composite currencies other than U.S. dollars, the currency, currencies, currency units or composite currencies in which the principal of or any premium or interest
6

on such debt securities will be payable, the manner of determining the equivalent thereof in U.S. dollars for any purpose, the periods within which and the terms and conditions upon which such payments are to be made, and the amount so payable;

•	if other than the entire principal amount, the portion of the principal amount of any debt securities of the series which shall be payable upon declaration of acceleration of the maturity;

•	if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any day prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

•	that the debt securities of the series will be subject to full defeasance or covenant defeasance, as described further below, if applicable;

•	that any debt securities will be issuable in whole or in part in the form of one or more global debt securities and, in such case, the depositaries for such global debt securities and the form of any legend or legends that will be borne by such global securities, if applicable;

•	any addition to, elimination of or change in the events of default which applies to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount due and payable;

•	any addition to, elimination of or change in the covenants which applies to any debt securities of the series;

•	with respect to any series of senior debt securities, any addition to, elimination of or change in the covenants deemed a “covenant breach” which applies to such series of senior debt securities;

•	with respect to any series of subordinated or junior subordinated debt securities, the terms and conditions, if any, pursuant to which such series of subordinated or junior subordinated debt securities are convertible for shares of our common stock, preferred stock or other debt securities;

•	with respect to any series of subordinated or junior subordinated debt securities, any changes in or additions to the subordination provisions applicable to such series of subordinated or junior subordinated debt securities; and

•	any other terms of the debt securities not inconsistent with the applicable indenture. (Section 301)

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Debt securities may bear interest at a fixed rate or a variable rate, as specified in the applicable prospectus supplement. In addition, if specified in the applicable prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is above or below the prevailing market rate or at a premium or discount above or below their stated principal amount. We will describe in the applicable prospectus supplement any material special federal income tax considerations applicable to any such discounted debt securities.

Overview of Remainder of This Section

The remainder of this section summarizes:

7

•	Additional mechanics relevant to the debt securities under normal circumstances, such as how you transfer ownership and where we make payments;

•	Your rights under several special situations, such as if we merge with another company, or if we want to change a term of the debt securities;

•	Your rights if we default or experience other financial difficulties; and

•	The subordination of the subordinated and junior subordinated debt securities relative to each other and senior debt issued by us.

Additional Mechanics

Form

The debt securities will be initially issued as a registered global security as described below under “What Is a Global Security?” unless otherwise specified in the applicable prospectus supplement. If any debt securities cease to be issued in registered global form, they will be issued in fully registered form without coupons (Section 302), although we may issue the debt securities in bearer form if so specified in the applicable prospectus supplement. Debt securities will be issued in denominations of $1,000 and any integral multiple thereof, unless otherwise specified in the applicable prospectus supplement. (Section 302)

Exchange and Transfer

You may have fully registered debt securities broken into more debt securities of smaller denominations (but not into denominations smaller than any minimum denomination applicable to the debt securities) or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange”. (Section 305)

You may exchange or transfer your fully registered debt securities of a series at the corporate trust office of the registrar. The registrar acts as our agent for registering debt securities in the names of holders and for transferring and exchanging debt securities, as well as maintaining the list of registered holders. The paying agent acts as the agent for paying interest, principal and any other amounts on debt securities. Unless otherwise specified in the applicable prospectus supplement, the trustee will perform the roles of registrar and paying agent, and will perform other administrative functions. We may change these appointments to another entity or perform them ourselves. (Section 305)

We may designate additional or alternative registrars or paying agents, acceptable to the trustee, and they would be named in the applicable prospectus supplement. We may cancel the designation of any particular registrar or paying agent. We may also approve a change in the office through which any registrar or paying agent acts. We must maintain a paying agent office at the place of payment for each series of debt securities. (Sections 305 and 1002)

There is no service charge for exchanges and transfers. You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer. (Section 305)

At certain times, you may not be able to transfer or exchange your debt securities. If we redeem any series of debt securities, or any part of any series, then we may prevent you from transferring or exchanging these debt securities for certain periods. We may do this during the period beginning 15 days before the day we mail the notice of redemption and ending at the close of business on the day of that mailing, in order to freeze the list of holders so we can prepare the mailing. We may refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any security being partially redeemed. We may also refuse to issue, register transfers or exchange debt securities that have been surrendered for repayment, except the portion that is not to be repaid. (Section 305)

8

Replacing Your Mutilated, Lost or Destroyed Certificates

If you bring a mutilated certificate to the registrar, we will issue a new certificate to you in exchange for the mutilated one. (Section 306)

If you claim that a certificate has been lost, completely destroyed, or wrongfully taken from you, then the trustee will give you a replacement certificate if you meet our and the trustee’s requirements, including satisfactory evidence of loss, destruction or theft. Also, we and the trustee may require you to provide reasonable security or indemnity to protect us and the trustee from any loss we may incur from replacing your certificates. (Section 306)

In either case, we may also charge you for our expenses in replacing your security and for any tax or other governmental charge that may be incurred. (Section 306)

Payment and Paying Agents

We will pay interest to you if you are a direct holder listed in the registrar’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest payment date. That particular day is called the “regular record date” and is stated in the applicable prospectus supplement. (Section 307). Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the record date.

We will pay interest, principal and any other money due on the debt securities of a series at the place of payment specified in the applicable prospectus supplement for that series. You must make arrangements to have your payments picked up at that office. We may also choose to pay interest by mailing checks. If we have designated additional paying agents, they will be named in the applicable prospectus supplement. We may cancel the designation of any particular paying agent or approve a change in the office through which any paying agent acts, but we must have a paying agent in each place of payment for the debt securities. (Section 1002)

All money we forward to the trustee or a paying agent that remains unclaimed will, at our request, be repaid to us at the end of two years after the amount was due to the direct holder. After that two-year period, you may look only to us as an unsecured general creditor for payment and not to the trustee, any other paying agent or anyone else. (Section 1003)

We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below in the section entitled “What Is a Global Security?”.

“Street name” and other indirect holders should consult their banks or brokers for information on how they will receive payments.

Notices

We and the trustee will send notices regarding the debt securities only to direct holders, using their addresses as listed in the register kept at the office of the registrar. (Section 106)

Special Situations

Mergers and Similar Transactions

We are generally permitted to consolidate or merge with or into another company. We are also permitted to convey, transfer or lease our properties and assets substantially as an entirety to another company. However, we may

9

not take any of these actions unless we certify to the applicable trustee that certain conditions have been met under the applicable indenture.

To the extent any series of senior debt securities are outstanding, we may not take any of the foregoing actions unless we certify to the trustee under the senior indenture that the following conditions have been met:

•	the successor company (if any) or the person which acquires our properties and assets is a corporation, partnership or other entity, and is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and it expressly assumes our obligations on the debt securities;

•	immediately after giving effect to the transaction, no event of default or covenant breach (and no event which, after notice or lapse of time or both, would become an event of default or covenant breach) shall have happened and be continuing; and

•	if as a result of such transaction, properties or assets of ours would become subject to a mortgage, pledge, lien, security interest or other encumbrance not permitted by the senior indenture, we or our successor will take such steps as may be necessary to secure the debt securities equally and ratably with all debt secured thereby. (Section 801)

To the extent any series of subordinated or junior subordinated debt securities are outstanding, we may not take any of the foregoing actions unless we certify to the applicable trustee under the subordinated or junior subordinated indenture, as applicable, that the following conditions have been met:

•	the successor company (if any) or the person which acquires our properties and assets is a corporation, partnership or other entity, and is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and it expressly assumes our obligations on the debt securities and, if applicable, provides for conversion rights in accordance with the terms of the applicable indenture; and

•	immediately after giving effect to the transaction, no default (and no event which, after notice or lapse of time or both, would become default) shall have happened and be continuing. (Section 801)

Modification and Waiver of Your Contractual Rights

Under certain circumstances, we can make changes to the indentures and the debt securities. Some types of changes require the approval of each security holder affected, some require approval by a vote of the holders of not less than a majority in principal amount of the outstanding debt securities of the particular series affected, and some changes do not require any approval by holders at all. (Sections 901 and 902)

Changes Requiring Your Approval. First, there are changes that cannot be made to debt securities without the consent of each holder affected. These include changes that:

•	reduce the percentage of holders of debt securities who must consent to a waiver or amendment of the applicable indenture;

•	reduce the rate of interest on any debt security or change the time for payment of any interest;

•	reduce the principal or premium due on any debt security or change the stated maturity date of any security;

•	reduce the amount of, or postpone the date fixed for, the payment of any sinking funds;

•	change the place or currency of payment on a debt security;
10

•	change the right of holders to waive an existing default by majority vote;

•	With respect to the subordinated or junior subordinated securities, modify the provisions of the applicable indenture with respect to the subordination of the subordinated and junior subordinated debt securities in a manner adverse to you;

•	impair your right to sue for payment; or

•	make any change to this list of changes that requires your specific approval. (Section 902)

Changes Requiring a Vote of Not Less Than a Majority. The second type of change to the indentures and the debt securities requires a vote in favor by security holders owning not less than a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other specified changes that would not adversely affect holders of the debt securities in any material respect (see “—Changes Not Requiring Vote of Holders”). Not less than a majority vote is also required to waive any past default, except a failure to pay principal or interest and default in the certain covenants and provisions of the applicable indenture that cannot be amended without the consent of the holder of each security. (Sections 513 and 902)

Changes Not Requiring Vote of Holders. The third type of change to the applicable indentures and the applicable debt securities does not require a vote of any holders. These include changes that:

•	evidence the succession of another person to First Horizon;

•	add to the covenants of First Horizon for the benefit of the holders;

•	with respect to senior debt securities, add any additional events of default or covenant breaches for the benefit of the holders;

•	with respect to junior or subordinated debt securities, add any additional defaults or events of default for the benefit of the holders;

•	permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable, and with or without interest coupons;

•	permit or facilitate the issuance of securities in uncertificated form;

•	with respect to the senior debt securities, add guarantees for the benefit of the holders;

•	secure the debt securities;

•	evidence and provide for the acceptance of appointment by a successor trustee;

•	change any provisions to comply with the rules or regulations on any securities exchange or automated quotation system on which any debt securities may be listed or traded;

•	cure any ambiguity, correct or supplement any provision which may be defective or inconsistent with other provisions in the applicable indenture, eliminate any conflict between the terms of the applicable indenture and the Trust Indenture Act, or make any other provisions with respect to matters or questions arising under the applicable indenture, in each case, provided that such action does not adversely affect the holders of the applicable debt securities in any material respect;

•	with respect to any junior or subordinated debt securities, add to, change or eliminate any of the provisions relating to the subordination or conversion provisions in respect of any series of
11

subordinated or junior subordinated debt securities, as applicable, that does not adversely affect the interests of the holders of such series of securities;

•	with respect to junior or subordinated debt securities, make any provision with respect to the conversion rights of holders pursuant to the requirements of the applicable indenture; and

•	permit or facilitate the satisfaction and discharge or defeasance or covenant defeasance. (Section 901)

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

•	For original issue discount debt securities, we will use the principal amount that would be due and payable on the date in question if the maturity of the debt securities were accelerated to that date because of a default.

•	For debt securities the principal amount of which is not determinable, an amount determined in the manner prescribed for such debt security.

•	For debt securities denominated in one or more foreign currencies, currency units or composite currencies, we will use the U.S. dollar equivalent determined on the date of original issuance of these debt securities.

•	Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. (Section 101)

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the applicable indenture. If we set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 180 days following the record date. (Section 104)

“Street name” and other indirect holders, including holders of any debt securities issued as a global security, should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the applicable indenture or the debt securities or request a waiver.

Subordination

In the case of subordinated or junior subordinated debt securities, the payment of principal, any premium and interest on the debt securities will be subordinated in right of payment to the prior payment in full of all our senior debt (and, in the case of the junior subordinated debt securities, the subordinated debt securities). This means that in certain circumstances where we may not be making payments on all of our senior debt (and, in the case of the junior subordinated debt securities, the subordinated debt securities) as they come due, the holders of all our senior debt (and, in the case of the junior subordinated debt securities, the subordinated debt securities) will be entitled to receive payment in full of all amounts that are due or will become due on the senior debt (and, in the case of the junior subordinated debt securities, the subordinated debt securities) before the holders of subordinated or junior subordinated debt securities will be entitled to receive any amounts on such debt securities. These circumstances include:

•	Any liquidation, dissolution or winding up of First Horizon.

•	An assignment or marshalling of our assets and liabilities for the benefit of our creditors.

•	We file for bankruptcy or certain other events in bankruptcy, insolvency or similar proceedings occur. (Section 1402)
12

In addition, in the event that the maturity of the subordinated or junior subordinated debt securities is accelerated (for example, the entire principal amount of a series of debt securities may be declared to be due and immediately payable or may be automatically accelerated due to an event of default), the holders of all senior debt securities (and, in the case of the junior subordinated debt securities, the holders of all subordinated debt securities) will be first entitled to receive payment in full of all amounts due or to become due or in respect of all senior debt securities (and, in the case of the junior subordinated debt securities, the subordinated debt securities) or provision shall be made for such payment in money or money’s worth, before the holders of the subordinated or junior subordinated debt securities, as applicable, are entitled to receive any payment on account of the subordinated or junior subordinated debt securities, as applicable. (Section 1403)

The applicable prospectus supplement relating to any offering of subordinated or junior subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the applicable prospectus supplement, subordinated and junior subordinated debt securities will be subordinate and junior in right of payment to any existing and outstanding senior debt of First Horizon (and, in the case of the junior subordinated debt securities, to any outstanding subordinated debt securities).

In addition, we are not permitted to make payments of principal, any premium or interest on the subordinated or junior subordinated debt securities if we default on our obligation to make payments on senior debt (and, in the case of the junior subordinated debt securities, the subordinated debt securities) and do not cure such default, or if an event of default that permits the holders of senior debt (and, in the case of the junior subordinated debt securities, the subordinated debt securities) to accelerate the maturity of the senior debt (and, in the case of the junior subordinated debt securities, the subordinated debt securities) occurs. (Sections 1401, 1402 and 1404)

These subordination provisions mean that if we are insolvent, a holder of our senior debt may ultimately receive out of our assets more, ratably, than a holder of the same amount of subordinated or junior subordinated debt securities, and a holder of our subordinated or junior subordinated debt securities may ultimately receive less, ratably, than holders of our senior debt securities and other First Horizon creditors. Further, the holders of subordinated debt may receive more, ratably, out of our assets than a holder of the same amount of junior subordinated debt.

The subordinated and junior subordinated indentures define “senior debt”, with respect to any series of subordinated or junior subordinated debt securities, as the principal of (and premium, if any) and interest, on debt, which includes, among other items, all indebtedness and obligations of, or guaranteed or assumed by, First Horizon for borrowed money or evidenced by a note or other similar instruments, whether incurred on or prior to the date of the subordinated or junior subordinated indenture or thereafter incurred and, in the case of the junior subordinated debt securities, the subordinated debt securities; provided, however, that senior debt shall not be deemed to include any debt that by its terms is subordinate to, or ranks equally with, the subordinated or junior subordinated debt securities of such series. (Section 101)

Restrictive and Maintenance Covenants

We will describe any material restrictive covenants for any series of debt securities in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be entitled to have the benefit of any covenant that restricts or limits our business or operations.

Discharge and Defeasance of Our Obligations

The following discussion of full defeasance and covenant defeasance will be applicable to your series of debt securities only if we choose to have them apply to that series. If we do so choose, we will state that in the applicable prospectus supplement. (Section 1301)

Full Defeasance

We can legally release ourselves from any payment or other obligations on the debt securities, called “full defeasance”, if we put in place the following other arrangements for you to be repaid:

13

•	We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•	There must be a change in current federal tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities in the ordinary course.

•	We must deliver to the trustee a legal opinion of our counsel confirming the change in tax law or IRS ruling described above. (Sections 1302 and 1304)

If we accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the event of any shortfall. In the case of defeasance of the subordinated or junior subordinated debt securities, you would also be released from the subordination provisions of those debt securities.

Covenant Defeasance

Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities. This is called “covenant defeasance”. In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and/or U.S. government or agency securities set aside in trust to repay the debt securities and, in the case of subordinated or junior subordinated debt securities, you would be released from the subordination provisions of those debt securities. In order to achieve covenant defeasance, we must do the following:

•	We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•	We must deliver to the trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

If we accomplish covenant defeasance, the following provisions of the applicable indenture and the debt securities would no longer apply:

•	Any covenants applicable to the series of debt securities and described in the applicable prospectus supplement.

•	With respect to any series of senior debt securities, the covenant breaches relating to breach of covenants and acceleration of the maturity of other debt.

•	With respect to any series of subordinated or junior subordinated debt securities, the defaults relating to breach of covenants as applicable to subordinated or junior subordinated debt securities.

•	With respect to any series of subordinated or junior subordinated debt securities, the subordination provisions on the subordinated or junior subordinated debt securities.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if a shortfall in the trust deposit occurs. In fact, if one of the remaining events of default occurs (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall. (Sections 1303 and 1304)

14

Redemption

We May Choose to Redeem Your Debt Securities

We may be able to redeem your debt securities before their normal maturity. If we have this right with respect to your specific debt securities, the right will be described in the applicable prospectus supplement. It will also specify when we can exercise this right and how much we will have to pay in order to redeem your debt securities.

If we choose to redeem any series of senior debt securities, we will mail written notice to holders of such series of senior debt securities not less than 10 days nor more than 60 days prior to redemption (or such other period as described in the applicable prospectus supplement) (Section 1104). If we choose to redeem any series of subordinated or junior subordinated debt securities, we will mail written notice to holders of such series of subordinated or junior subordinated debt securities not less than 30 days nor more than 60 days prior to redemption (Section 1104). Also, you may be prevented from exchanging or transferring your debt securities when they are subject to redemption, as described under “—Additional Mechanics—Exchange and Transfer” above. (Section 305)

Default and Related Matters

Ranking Compared to Other Creditors

The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The senior debt securities will not be subordinated to any of our other debt obligations and therefore rank equally with all our other unsecured and unsubordinated indebtedness. The subordinated and junior subordinated debt securities will be subordinate and junior in right of payment to any of our senior debt (and, in the case of the junior subordinated debt securities, to any of our subordinated debt securities). The trustee has a right to receive payment for its administrative services prior to any payment to security holders after a default. (Section 506)

Events of Default—Senior Debt Securities

Holders of our senior debt securities will have special rights if an event of default occurs and is not cured, as described in this subsection. The term “event of default” with respect to any series of senior debt securities means any of the following:

•	We fail to make any interest payment on any senior debt security of that series when such interest becomes due, and we do not cure this default within 30 days.

•	We fail to make any payment of principal or premium on any senior debt security of that series when it is due at the maturity and we do not cure this default within 30 days.

•	We file for bankruptcy, or other events in bankruptcy, insolvency or reorganization occur.

•	Any other event of default provided with respect to any security of that series as described in the prospectus supplement, subject to any applicable cure period. (Section 501)

For senior debt securities, unless the applicable prospectus supplement says otherwise, no other defaults under or breaches of the senior indenture or any securities will result in an event of default, whether after notice, the passage of time, or otherwise, and therefore none of such other events (even if constituting a covenant) will result in a right of acceleration of the payment of the outstanding principal amount of such senior debt securities. However, certain events may give rise to a covenant breach, as described below under “—Covenant Breaches—Senior Debt Securities.

If any event of default for senior debt securities of any series outstanding occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of that

15

series may declare the principal amount (or, if the senior debt securities of that series are original issue discount debt securities, such principal amount portion as the terms of that series specify) of all senior debt securities of that series to be due and payable immediately. However, no such declaration is required upon certain bankruptcy events. In addition, upon fulfillment of certain conditions, this declaration may be annulled and past defaults waived by the holders of not less than a majority in principal amount of the outstanding senior debt securities of that series on behalf of all senior debt securities holders of that series.  (Sections 502 and 513)

The senior indenture contains a provision entitling the trustee, acting under the required standard of care, to be indemnified by the holders of any outstanding senior debt securities series before proceeding to exercise any right or power under the senior indenture at the holders’ request. (Section 603) Subject to such indemnification provisions, the holders of a majority in principal amount of outstanding senior debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee, with respect to the senior debt securities of such series. The trustee, however, may decline to act if that direction is contrary to law or the senior indenture. (Section 512)

“Street name” and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to make or cancel a declaration of acceleration.

Covenant Breaches—Senior Debt Securities

For senior debt securities, unless the applicable prospectus supplement says otherwise, the term “covenant breach” with respect to any series of senior debt securities means any of the following:

•	We do not deposit a sinking fund payment with regards to any senior debt security of that series on the due date, but only if the payment is required under provisions described in the applicable prospectus supplement.

•	We fail to comply with covenants or warranties in the senior indenture (other than a covenant or warranty solely for the benefit of the senior debt securities other than that series), and after we have been notified of the default by the trustee or holders of not less than 25% in principal amount of that series, and we do not cure the default or breach within 30 days.

•	We or one of our significant subsidiaries (as defined below) default on any indebtedness having an aggregate amount of at least $100,000,000, this default is either the payment of principal or results in acceleration of the indebtedness, and after we have been notified of the default by the trustee or holders of 25% in principal amount of the series we do not cure the default within 30 days.

•	Any other covenant provided with respect to any security of that series as described in the prospectus supplement, subject to any applicable cure period. (Section 101)

A “significant subsidiary” is a subsidiary having, as of the last day of the most recent calendar quarter ended at least 30 days prior to the date of such determination (or if the most recent calendar quarter ended 30 days or less prior to the date of such determination, as of the preceding recent calendar quarter), total assets equal to or exceeding 20% of the total assets of First Horizon and our subsidiaries on a consolidated basis.

We may change the definition of covenant breach with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement. If a covenant breach with respect to any series of senior debt securities occurs and is continuing, the Trustee in its discretion and, in certain circumstances, the holders of not less than 25% in principal amount of that series, may proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings (Sections 503 and 507). However, in no event shall a covenant breach be an event of default with respect to any security.

16

Events of Default—Subordinated and Junior Subordinated Debt Securities

The principal payment on subordinated and junior subordinated debt securities may be accelerated only upon an event of default. There is no acceleration right in the case of a default in the payment of interest or principal prior to the maturity date or a default if we fail to perform any covenant in the subordinated or junior subordinated indentures unless a specific series of subordinated or junior subordinated debt securities provides otherwise, which will be described in the relevant prospectus supplement.

Events of Default: The subordinated and junior subordinated indentures define an “event of default” as certain events involving our bankruptcy, insolvency or reorganization and any other event of default provided for the subordinated or junior subordinated debt securities of that series. (Section 501). You will have special rights if an event of default occurs and is not cured, as described in the next paragraph.

If an event of default with respect to subordinated or junior subordinated debt securities of any series occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding subordinated or junior subordinated debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount debt securities, such principal amount portion as the terms of that series specify) of all subordinated or junior subordinated debt securities of that series to be due and payable immediately. The holders of not less than a majority in principal amount of the outstanding subordinated or junior subordinated debt securities of that series may waive an event of default resulting in acceleration of the subordinated or junior subordinated debt securities of such series, but only if all payments due on the subordinated or junior subordinated debt securities of that series (other than those due as a result of acceleration) have been made, all defaults with respect to subordinated or junior subordinated debt securities of that series have been remedied and certain other conditions have been met. (Section 502)

Subject to subordinated and junior subordinated indenture provisions relating to the trustee’s duties, in case a default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the subordinated or junior subordinated indenture at the holders’ request or direction, unless such holders shall have offered to the trustee reasonable indemnity. (Section 603) Subject to such indemnification provisions, the holders of a majority in principal amount of the outstanding subordinated or junior subordinated debt securities of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the subordinated or junior subordinated trustee. (Section 512)

“Street name” and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to make or cancel a declaration of acceleration.

We Will Give the Trustee Information About Defaults Annually

Every year we will give to the trustee a written statement of one of our officers certifying that to the best of his or her knowledge we are in compliance with the applicable indenture and the applicable debt securities, or else specifying any default. (Section 1004)

Original Issue Discount Debt Securities

The debt securities may be issued as original issue discount debt securities, which will be offered and sold at a discount from their principal amount. Only a discounted amount will be due and payable when the trustee declares the acceleration of the maturity of these debt securities after an event of default has occurred and continues, as described under “—Default and Related Matters” above.

Conversion of Convertible Subordinated and Junior Subordinated Debt Securities

Your subordinated or junior subordinated debt securities may be convertible into shares of our common stock if the applicable prospectus supplement so provides. If your subordinated or junior subordinated debt

17

securities are convertible or exchangeable, the applicable prospectus supplement will include provisions as to whether conversion or exchange is mandatory, at your option or at our option. The applicable prospectus supplement would also include provisions regarding the adjustment of the number of shares of our common stock you will receive upon conversion or exchange. In addition, the applicable prospectus supplement will contain the conversion price or exchange price and mechanisms for adjusting this price. (Section 301)

Governing Law

The indentures and debt securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 112)

Regarding the Trustee

The Bank of New York Mellon and its affiliates from time to time provide banking and other services to us and our subsidiaries.

The Bank of New York Mellon Trust Company, N.A., serves as the trustee for our senior debt securities, subordinated debt securities, and our junior subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to any series of senior debt securities, any series of subordinated debt securities, or any series of junior subordinated debt securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one of the indentures and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us notice of default or for the default having to exist for a specific period of time were disregarded.

Legal Ownership of Debt Securities

Unless the applicable prospectus supplement specifies otherwise, we will issue debt securities initially in the form of a global security. However, we may elect to issue debt securities in fully registered or bearer form or both. We refer to those who have debt securities registered in their own names on the books that we or our agent maintain for this purpose as the “holders” of those debt securities. These persons are the legal holders of the debt securities. We refer to those who, indirectly through others, own beneficial interests in debt securities that are not registered in their own names as “indirect holders” of those debt securities. As we discuss below, indirect holders are not legal holders, and investors in debt securities issued in book-entry form or in street name will be indirect holders.

Street Name Holders

In the future we may terminate a global security under the circumstances specified under “What is a Global Security?—Special Situations When a Global Security Will Be Terminated” or issue debt securities initially in non-global form. In these cases, investors may choose to hold their debt securities in their own names or in “street name”. Debt securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those debt securities through an account he or she maintains at that institution.

For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, not legal holders, of those debt securities.

18

Legal Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global debt securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—for example, to amend the applicable indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the applicable indenture—we would seek approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only the indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders

If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles debt securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Book-Entry Holders

If we issue debt securities in global—i.e., book-entry—form, the debt securities will be represented by one or more global debt securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities on behalf of themselves or their customers.

For registered debt securities, only the person in whose name a debt security is registered is recognized under the applicable indenture as the holder of that debt security. Debt securities issued in global form will be issued in the form of a global security registered in the name of the depositary or its nominee. Consequently, for debt securities issued in global form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the applicable indenture.

As a result, investors in a book-entry security will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the

19

depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, investors will be indirect holders, and not holders, of the debt securities.

What Is a Global Security?

A global security is a security that represents one or more debt securities and is held by a depositary. Generally, all debt securities represented by the same global securities will have the same terms.

Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution that we select or its nominees. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as “DTC”, will be the depositary for all debt securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

If the applicable prospectus supplement for a particular debt security indicates that the debt security will be issued in global form only, then the debt security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “—Special Situations When a Global Security Will Be Terminated”.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC Rules applicable to its Direct Participants and Indirect Participants are on file with the SEC.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to debt securities transfers. We do not recognize this type of investor as a holder of debt securities and instead deal only with the depositary that holds the global security.

20

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•	An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain nonglobal certificates for his or her interest in the debt securities, except in the special situations we describe below;

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “—Legal Ownership of Debt Securities” above;

•	An investor may not be able to sell interests in the debt securities to some insurance companies and to other institutions that are required by law to own their debt securities in non-book-entry form;

•	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•	The depositary may (and we understand that DTC will) require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•	Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In the special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in debt securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above under “—Legal Ownership of Debt Securities”.

The global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer permitted under applicable law to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify the trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to debt securities represented by that global security and has not been cured or waived. We discuss defaults above under “—Default and Related Matters”.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. When a global

21

security terminates, the depositary—and not we or the trustee—is responsible for deciding the names of the institutions that will be the initial direct holders. (Section 305)

Description of Common Stock

The following information outlines some of the provisions in First Horizon’s charter and bylaws and the Tennessee Business Corporation Act (the “TNBC Act”). This information is qualified in all respects by reference to the provisions of First Horizon’s amended and restated charter (“Charter”), which is incorporated by reference into this prospectus by reference to Exhibit 3.1 to First Horizon’s Current Report on Form 8-K filed on July 24, 2024, and bylaws, as amended and restated (“Bylaws”), which are incorporated by reference into this prospectus by reference to Exhibit 3.1 to First Horizon’s Current Report on Form 8-K filed on April 29, 2025 (see “Where You Can Find More Information”).

Authorized Common Stock

Our authorized common stock consists of 700,000,000 shares of common stock, par value $0.625 per share. As of March 31, 2025, 507,315,184 shares of common stock were issued and outstanding and 26,963,617 shares of common stock were reserved for issuance under various employee plans. Our common stock is listed on the New York Stock Exchange under the symbol “FHN”.

General

Subject to the prior rights of any holders of our preferred stock then outstanding, holders of common stock are entitled to receive such dividends as our board of directors may declare out of funds legally available for these payments. Each outstanding series of First Horizon’s preferred stock limits First Horizon’s ability to declare or pay dividends on, or purchase, redeem or otherwise acquire, shares of common stock in the event that First Horizon’s board of directors does not declare and pay (or set aside) dividends on that series of preferred stock. In the event of liquidation, dissolution or winding up of First Horizon, subject to any preferential rights of outstanding shares of preferred stock, holders of common stock are entitled to share ratably in all assets legally available for distribution to First Horizon’s common stockholders in the event of dissolution.

Subject to the prior rights of any preferred shareholders, common shareholders have all voting rights, each share being entitled to one vote on all matters requiring shareholder action. There is no cumulative voting in the election of directors and the affirmative vote of a majority of the votes cast is required to elect the nominees as directors. Common shareholders have no preemptive, subscription or conversion rights. All of the outstanding shares of common stock are, and any common stock issued and sold pursuant to this prospectus and the applicable prospectus supplement will be, fully paid and nonassessable.

EQ Shareowner Services is the transfer agent and dividend disbursement agent for the common stock.

Anti-takeover Provisions and Statutory Restrictions

Existence of the provisions below could result in First Horizon being less attractive to a potential acquirer, or result in our shareholders receiving less for their shares of common stock than otherwise might be available if there is a takeover.

Our Charter and Bylaws

Our Charter and Bylaws contain various provisions which may discourage or delay attempts to gain control of us. Our Charter provisions include:

•	empowering the board of directors to fill any newly created directorships resulting from an increase in the number of directors;

•	empowering a majority of the board of directors to amend our bylaws;
22

•	providing that only the board of directors may fill vacancies on the board, including those caused by an increase in the size of the board, except for vacancies on the board resulting from a director’s removal (which shareholders may choose to fill);

•	providing that shareholders may remove a director only for cause by the affirmative vote of at least a majority of the voting power of all outstanding voting stock; and

•	requiring the affirmative vote by holders of at least 80% of the voting power of all outstanding voting stock to alter any of the above provisions.

Our Bylaws include provisions:

•	authorizing only the board of directors to fix the size of the board;

•	unless otherwise prescribed by law, authorizing only the board of directors or the chairman of the board of directors to call a special meeting of shareholders;

•	requiring timely notice before a shareholder may nominate a director or propose other business to be presented at shareholders’ meetings; and

•	requiring the affirmative vote by holders of at least 80% of the voting power of all outstanding voting stock to alter any of the above provisions.

In addition, in certain instances, the ability of our board to issue authorized but unissued shares of common stock or preferred stock may have an anti-takeover effect. Although we do not have a shareholder rights plan in effect, our board of directors has the authority to adopt certain forms of rights plans without action or approval by shareholders.

Regulatory Restrictions

The Change in Bank Control Act of 1978, as amended (the “Change in Bank Control Act”), prohibits a person, acting directly or indirectly or through or in concert with one or more other persons, from acquiring “control” of a bank holding company, such as us, unless the Federal Reserve has been given prior written notice and has not objected to the transaction.  The acquisition of 10% or more of a class of voting stock of a bank holding company with publicly held securities, such as First Horizon, is presumed to constitute the acquisition of control.

Under the Bank Holding Company Act of 1956 (“BHCA”), any “company” (which is broadly defined in the BHCA) would be required to obtain Federal Reserve approval before acquiring “control” over us. “Control” generally means

•	the ownership or control of 25% or more of a class of voting securities,

•	the ability to elect a majority of the directors, or

•	the ability otherwise to exercise a controlling influence over management or policies; this is a test that has been broadly applied by the Federal Reserve.

Upon the acquisition of control, a company would be regulated as a “bank holding company” under the BHCA with respect to First Horizon. In addition, a bank holding company (or a foreign bank subject to the International Banking Act of 1978, as amended (the “IBA”)), must obtain Federal Reserve approval before acquiring more than 5% of our outstanding common stock.

23

Tennessee Law

The Tennessee Business Combination Act and Tennessee Greenmail Act (Tennessee Code Annotated Title 48, Chapter 103, Parts 2 and 5) protect domestic corporations from hostile takeovers, and from certain actions following such a takeover, by prohibiting some transactions once an acquiror has gained a significant holding in the corporation.

Description of Preferred Stock

The following information is a description of certain general terms of First Horizon’s preferred stock. The specific terms of a series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The following description of the preferred stock and any description of preferred stock in a prospectus supplement may not be complete and is subject to and qualified in all respects by reference to the articles of amendment to the Charter relating to each series of preferred stock, which we will file with the SEC in connection with the public offering of any preferred stock.

General

Under our Charter, our board of directors is authorized, without stockholder approval, to adopt resolutions providing for the issuance of up to 5,000,000 shares of preferred stock, no par value, in one or more series. As of the date of this prospectus, a total of 16,750 shares of preferred stock were outstanding, including (i) 8,000 shares of non-cumulative perpetual preferred stock, series B, (ii) 5,750 shares of non-cumulative perpetual preferred stock, series C, (iii) 1,500 shares of non-cumulative perpetual preferred stock, series E, and (iv) 1,500 shares of non-cumulative perpetual preferred stock, series F.

The board of directors is authorized to determine the voting powers (if any), designation, preferences and relative, participating, optional and/or other special rights, and the qualifications, limitations or restrictions thereof, for each series of preferred stock that may be issued, and to fix the number of shares of each such series.

Prior to the issuance of any series of preferred stock, the board of directors will adopt resolutions creating and designating the series as a series of preferred stock, and the articles of amendment setting forth the preferences, rights, limitations and other terms of such series will be filed with the Secretary of State of Tennessee.

The preferred stock will have the dividend, redemption, liquidation and voting rights set forth below unless otherwise described in a prospectus supplement relating to a particular series of the preferred stock. The applicable prospectus supplement will describe the following terms of the preferred stock:

•	the title of such preferred stock and the number of shares or fractional interests therein offered;

•	the amount of liquidation preference per share;

•	the initial public offering price at which such preferred stock will be issued;

•	the dividend rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, any restrictions on dividends, priority regarding dividends, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to accumulate;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights;

•	any voting rights;

•	any listing of such preferred stock on any securities exchange;
24

•	whether we have elected to offer depositary shares representing fractional interests in the preferred stock, as described below; and

•	any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of our Charter.

When we issue and receive payment for shares of preferred stock, the shares will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Holders of preferred stock will not have any preemptive or subscription rights to acquire more of our stock. Unless otherwise specified in the prospectus supplement relating to a particular series of preferred stock, each series of preferred stock will rank equally in all respects with each other series of preferred stock and prior to our common stock as to dividends and any distribution of our assets. In addition, unless the applicable prospectus supplement indicates otherwise, we may “reopen” a previous issue of a series of preferred stock by issuing additional preferred stock of such series.

The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose and may include issuances to obtain additional financing in connection with acquisitions, and issuances to officers, directors and employees pursuant to benefit plans. Our board of directors’ ability to issue shares of preferred stock may discourage attempts by others to acquire control of us without negotiation with our board of directors, as it may make it difficult for a person to acquire us without negotiating with our board of directors.

Dividends

Holders of each series of preferred stock will be entitled to receive, when, as and if declared by the board of directors out of funds legally available for payment, cash dividends, payable at such dates and at such rates as described in the applicable prospectus supplement. Such rates may be fixed or variable or both. Each declared dividend will be payable to holders of record as they appear at the close of business on our stock books on such record dates as are determined by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement.

We may not declare, pay or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to the series of preferred stock have been paid or sufficient funds have been set apart for payment for either of the following:

•	all prior dividends periods of the other series of preferred stock if it pays dividends on a cumulative basis; or

•	the immediately preceding dividend period of the other series of preferred stock if it pays dividends on a noncumulative basis.

Partial dividends declared on shares of any series of preferred stock and other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per liquidation value share to accrued dividends per liquidation value share will be the same for each series of preferred stock.

Our ability to pay dividends on our preferred stock is subject to policies established by the Federal Reserve.

Redemption

If specified in an applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or the holder’s, and may be redeemed mandatorily.

25

Any restriction on the repurchase or redemption by us of our preferred stock, including while there is an arrearage in the payment of dividends, will be described in the applicable prospectus supplement.

Any partial redemptions of our preferred stock will be made in a way that our board of directors decides is equitable.

Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of our preferred stock called for redemption and all rights of holders of these shares will terminate except for the right to receive payment of the redemption price.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of First Horizon, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in the applicable prospectus supplement, plus an amount equal to, in the case of noncumulative preferred stock of a series, any declared and unpaid dividends and, in the case of cumulative preferred stock of a series, any unpaid, accrued, cumulative dividends. These distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including our common stock. If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series and the other securities will share in any distribution of our available assets on a ratable basis in proportion to the full liquidation preferences (which includes declared and unpaid dividends in the case of non-cumulative stock and unpaid, accrued, cumulative dividends, whether or not declared, in the case of cumulative stock) of each security. Holders of the preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting

The holders of preferred stock of each series will have no voting rights, except:

•	as stated in the applicable prospectus supplement and in the articles of amendment establishing the series; or

•	as required by applicable law.

Under Federal Reserve regulations, if the holders of the preferred stock become currently entitled to vote as a class for the election of any directors, the preferred stock will then be deemed a “class of voting securities”. In that event, a holder of 25% or more of the preferred stock (or 5% or more if the holder exercises a “controlling influence” over First Horizon, a test that has been broadly defined by the Federal Reserve) that is a company (as broadly defined in the BHCA) or a holder of 5% or more of the preferred stock that is otherwise a bank holding company (or a foreign bank subject to the IBA) would then be required to obtain the approval of the Federal Reserve to continue to hold that position (and may not be able to vote the stock before receiving approval). In addition, any such company that is not already a bank holding company (or a foreign bank subject to the IBA) may then be regulated as a “bank holding company” with respect to First Horizon in accordance with the BHCA.

Conversion or Exchange Rights

The terms, if any, on which preferred stock of any series may be converted into or exchangeable for another class or series of our securities will be set forth in the applicable prospectus supplement.

Transfer Agent, Registrar and Dividend Disbursement Agent

The transfer agent, registrar and dividend disbursement agent for each series of preferred stock will be described in the related prospectus supplement.

26

Description of Depositary Shares

The following briefly summarizes the provisions of the depositary shares and depositary receipts that we may issue from time to time. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. The following description and any description in a prospectus supplement may not be complete and each is subject to, and qualified in its entirety by reference to the terms and provisions of the form of deposit agreement, which we will file with the SEC in connection with any issuance of depositary shares and depositary receipts.

General

We may choose to offer fractional shares or some multiple of shares of our preferred stock, rather than whole individual shares. If we decide to do so, we will issue the preferred stock in the form of depositary shares. Each depositary share would represent a fraction or multiple of a share of the preferred stock and would be evidenced by a depositary receipt. We will issue depositary shares under a deposit agreement between a depositary, which we will appoint in our discretion, and us.

Deposit Agreement

We will deposit the shares of preferred stock to be represented by depositary shares under a deposit agreement. The parties to the deposit agreement will be:

•	First Horizon;

•	a bank or other financial institution selected by us and named in the applicable prospectus supplement, as preferred stock depositary; and

•	the holders from time to time of depositary receipts issued under that depositary agreement.

Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including, where applicable, dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. The depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of preferred stock. A depositary receipt may evidence any number of whole depositary shares.

We will file the deposit agreement, including the form of depositary receipt, with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus forms a part or as an exhibit to a current report on Form 8-K. See “Where You Can Find More Information” above for information on how to obtain a copy of the form of deposit agreement.

Dividends and Other Distributions

The preferred stock depositary will distribute any cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the underlying preferred stock in proportion to the number of depositary shares owned by the holders. The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they own.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the preferred stock depositary or by us on account of taxes or other governmental charges.

27

Redemption of Preferred Stock

If we redeem preferred stock represented by depositary shares, the preferred stock depositary will redeem the depositary shares from the proceeds it receives from the redemption, in whole or in part, of the preferred stock. The preferred stock depositary will redeem the depositary shares at a price per share equal to the applicable fraction or multiple of the redemption price per share of preferred stock. Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing the redeemed shares of preferred stock. If fewer than all the depositary shares are to be redeemed, the preferred stock depositary will select the depositary shares to be redeemed by lot or ratably or by any other equitable method it chooses.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, all dividends with respect to such shares will cease to accrue after the redemption date, and all rights of the holders of those shares will cease, except the right to receive the amount payable and any other property to which the holders were entitled upon the redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the preferred stock depositary. We will be entitled to receive, from time to time, from the preferred stock depositary any interest accrued on such funds, and the holders of any depositary shares called for redemption shall have no claim to any such interest. Any funds that we deposit with the preferred stock depositary for any depositary shares that the holders fail to redeem will, to the extent permitted by law, be returned to us after a period of two years from the date we deposit the funds.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by those depositary receipts after surrendering the depositary receipts at the principal office of the preferred stock depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Holders of depositary shares making these withdrawals will be entitled to receive whole shares of preferred stock, but holders of whole shares of preferred stock will not be entitled to deposit that preferred stock under the deposit agreement or to receive depositary receipts for that preferred stock after withdrawal. If the depositary shares surrendered by the holder in connection with withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Voting Deposited Preferred Stock

When the preferred stock depositary receives notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the applicable series of preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder’s depositary shares. To the extent possible, the preferred stock depositary will vote the amount of the series of preferred stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. If the preferred stock depositary does not receive specific instructions from the holders of any depositary shares representing a series of preferred stock, it will not vote the shares of that series held by it relating to those depositary shares.

Conversion of Preferred Stock

If the prospectus supplement relating to the depositary shares says that the deposited preferred stock is convertible into or exercisable or exchangeable for common stock, preferred stock of another series or other securities of First Horizon or debt or equity securities of one or more third parties, the following will apply. The depositary shares, as such, will not be convertible into or exercisable or exchangeable for any securities of First Horizon or any third party. Rather, any holder of the depositary shares may surrender the related depositary receipts

28

to the preferred stock depositary with written instructions to instruct us to cause conversion, exercise or exchange of the preferred stock represented by the depositary shares into or for whole shares of common stock, shares of another series of preferred stock or other securities of First Horizon or debt or equity securities of the relevant third party, as applicable. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion, exercise or exchange, we will cause the conversion, exercise or exchange using the same procedures as those provided for conversion, exercise or exchange of the deposited preferred stock. If only some of the depositary shares are to be converted, exercised or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted, exercised or exchanged.

Amendment and Termination of the Deposit Agreement

We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time and from time to time by agreement with the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters the rights of the holders of depositary shares will not be effective unless the holders of at least a majority (or, in the case of an amendment that would under the articles of amendment establishing the underlying preferred stock require a greater vote if the holder of the depositary shares directly held the shares of such preferred stock represented thereby, such greater vote required by the articles of amendment) of the affected depositary shares then outstanding approve the amendment. We will make no amendment that impairs the right of any holder of depositary shares, as described above under “—Withdrawal of Preferred Stock”, to receive shares of the related series of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law or the rules and regulations of any governmental body, agency or commission, or applicable securities exchange. Holders who retain or acquire their depositary receipts after an amendment becomes effective will be deemed to have agreed to the amendment and will be bound by the amended deposit agreement.

The deposit agreement may be terminated by the depositary if:

•	all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which they or the underlying preferred stock are convertible or exchangeable; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of First Horizon.

We may terminate the deposit agreement at any time and for any reason upon not less than 60 days’ prior written notice to the preferred stock depositary, and the preferred stock depositary will give notice of that termination to the record holders of all outstanding depositary receipts not less than 30 days before the termination date. In that event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by those depositary shares.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

We will pay the fees, charges and expenses of the preferred stock depositary provided in the deposit agreement to be payable by us. Holders of depositary receipts will pay any taxes and governmental charges and any charges provided in the deposit agreement to be payable by them, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of a depositary receipt or other person, that holder or other person will be liable for those fees, charges and expenses.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by giving us notice, and we may remove or replace the preferred stock depositary at any time.

29

Reports to Holders

We will deliver all required reports and communications to holders of the preferred stock to the preferred stock depositary. It will forward those reports and communications to the holders of depositary shares.

Limitation on Liability of the Preferred Stock Depositary

The preferred stock depositary will not be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of its duties under the agreement, and it will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of deposited preferred stock unless satisfactory and reasonable protection from expenses and liability is furnished. This protection is called an indemnity. The preferred stock depositary may rely upon written advice of counsel or accountants, upon information provided by holders of depositary receipts or other persons believed to be competent and upon documents believed to be genuine.

Plan of Distribution

We may sell securities to or through underwriters, including one of our affiliates, to be designated at various times, and also may sell securities directly to other purchasers or through agents. We conduct our investment banking, institutional and capital markets businesses through our various bank, broker-dealer and non-bank subsidiaries, including FTN Financial Securities Corp. The distribution of securities may be effected at various times in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

The prospectus supplement for the securities we sell will describe that offering, including:

•	the name or names of any underwriters, managing underwriters, dealers or agents; the purchase price and the proceeds to us from that sale;

•	any underwriting discounts, commissions or agents’ fees and other items constituting underwriter’s or agent’s compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Validity of Securities

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities will be passed upon for us by our counsel, Sullivan & Cromwell LLP as to matters of New York law, and/or by T.Lang Wiseman, Senior Executive Vice President and General Counsel of First Horizon Corporation, as to matters of Tennessee law. As of May 7, 2025, Mr. Wiseman beneficially owned less than 1% of the outstanding shares of our common stock, including shares that can be acquired upon the exercise of options, shares that will be issued upon the vesting of stock unit awards, and shares held in our 401(k) Plan. Sullivan & Cromwell LLP regularly performs legal services for First Horizon Corporation.

Experts

The consolidated financial statements of First Horizon Corporation and its subsidiaries as of December 31, 2024 and 2023, for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public

30

accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

31

First Horizon Corporation

Depositary Shares
Each Representing 1/4,000th Interest in a Share of
Non-Cumulative Perpetual Preferred Stock, Series H

Morgan Stanley

Citigroup

J.P. Morgan

RBC Capital Markets

UBS Investment Bank